UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Securities Exchange Act of 1934

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Dick’s Sporting Goods, Inc.
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Notice of
Annual Meeting
of Stockholders and
2019 Proxy Statement

Dick’s Sporting Goods, Inc. 345 Court Street Coraopolis, PA 15108

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time
To assure your representation at the 2019 Annual Meeting of Stockholders, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, as promptly as possible.

Wednesday, June 12, 2019
7:30 a.m. Eastern Time

Place	Voting Methods Include:
Hyatt Regency 1111 Airport Boulevard Pittsburgh, PA 15231

Items to be Voted On
(1) Election of three (3) Class B directors, each for a term that expires in 2022;	Telephone
(2) Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2019;
(3) Non-binding advisory vote to approve compensation of named executive officers for 2018, as disclosed in these materials; and
(4) Any other matters that properly come before the meeting.

Record Date	Internet

All holders of record of shares of the Company's common stock and Class B common stock at the close of business on April 15, 2019 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

A list of stockholders entitled to vote at the meeting may be examined by any stockholder, for any purpose germane to the meeting, at 345 Court Street, Coraopolis, PA 15108 beginning on May 31, 2019.	Mail

By order of the Board of Directors,
In Person

Edward W. Stack
Chairman of the Board

	Page Number		Page Number
ABOUT THE MEETING	1	Does the Board have a retirement policy?	17
What is the purpose of the Annual Meeting?	1	Does the Company have a Code of Ethics?	17
Who is entitled to vote at the Annual Meeting?	1	What is the Company's position on the hedging of Company securities?	18
What are the voting rights of the holders of Dick’s Sporting Goods, Inc. common stock and Class B common stock?	1	How may stockholders communicate with the Board?	18
Who can attend the Annual Meeting?	1	How does the Board determine which directors are considered independent?	18
What constitutes a quorum?	1	What is our policy on Annual Meeting attendance?	19
How do I vote?	2	Compensation Committee Interlocks and Insider Participation	19
How do I request paper copies of the proxy materials?	2	Certain Relationships and Transactions with Related Persons	19
Can I change or revoke my vote after I vote online or return my proxy card?	2	ITEM 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	21
What are the recommendations of the Board of Directors?	2	Report of the Audit Committee	21
What vote is required to approve each item?	3	Audit and Non-Audit Fees and Independent Public Accountants	22
We are a controlled company under the New York Stock Exchange rules	3	EXECUTIVE COMPENSATION	23
STOCK OWNERSHIP	4	Compensation Committee Report	23
Who are the largest owners of the Company’s stock?	4	Compensation Discussion and Analysis	23
How much stock do the Company’s directors, nominees and executive officers own?	4	COMPENSATION TABLES	38
Section 16(a) Beneficial Ownership Reporting Compliance	6	Summary Compensation Table — 2018, 2017, 2016	38
ITEM 1—ELECTION OF DIRECTORS	7	Grants of Plan-Based Awards Table — 2018	40
Directors Standing for Election	7	Outstanding Equity Awards At Fiscal Year End Table — 2018	41
Other Directors Not Standing for Election at this Meeting	9	Option Exercises and Stock Vested Table — 2018	43
How are our directors compensated?	12	Pension Benefits	43
Understanding Our Director Compensation Table	13	Nonqualified Deferred Compensation Table — 2018	43
CORPORATE GOVERNANCE	14	Potential Payments upon Termination or Change-in-Control	44
How often did the Board meet during fiscal 2018?	14	ITEM 3—NON-BINDING ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS
What committees has the Board established and how often did they meet during fiscal 2018?	14		49
How is our Board leadership structured?	15	CHIEF EXECUTIVE OFFICER PAY RATIO	50
What is the Board’s role in the oversight of risk management?	16	ADDITIONAL INFORMATION	51
How is Board and director performance evaluated?	17	APPENDIX A	A-1
How does the Board select its nominees for director?	17

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider. You should read this entire Proxy Statement and our Annual Report on Form 10-K before voting.

2019 ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	Wednesday, June 12, 2019, 7:30 a.m. Eastern Time
Place:	Hyatt Regency, 1111 Airport Boulevard, Pittsburgh, PA 15231
Record Date:	April 15, 2019

Voting:
Stockholders of our common stock as of the record date are entitled to cast one (1) vote for each share held of record and holders of our Class B common stock are entitled to cast ten (10) votes for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors.

VOTING MATTERS AND BOARD RECOMMENDATION
Proposal	Board's Recommendation	Page Reference
1. Election of three (3) Class B directors, each for a term that expires in 2022	FOR	7
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2019	FOR	21
3. Non-binding advisory vote to approve the 2018 compensation of named executive officers, as disclosed in these materials	FOR	49

CLASS B DIRECTOR NOMINEES
Name	Director Since	Age	Independent	Board Committees
Mark J. Barrenechea	2014	54	YES	- Audit Committee
Emanuel Chirico	2003	61	YES	- Audit Committee

Allen R. Weiss	2011	65	YES	- Compensation Committee - Governance & Nominating Committee

VOTING YOUR SHARES
Your vote is important! Shareholders of record can vote by:

Internet at www.proxyvote.com/dks	Calling 1-800-690-6903	Mail Return the signed proxy card	In Person Attend the meeting

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

About the Meeting

This proxy statement contains information related to the 2019 Annual Meeting of Stockholders (the "Annual Meeting") of Dick’s Sporting Goods, Inc., a Delaware corporation (the "Company"), to be held at the Hyatt Regency, 1111 Airport Boulevard, Pittsburgh, PA 15231,
(724) 899-1234, on Wednesday, June 12, 2019, beginning at 7:30 a.m. Eastern Time, and at any postponements and/or adjournments thereof.
In accordance with Securities and Exchange Commission ("SEC") rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the "Notice") by mail, you will not receive a printed copy of the proxy materials other than as described below. The Notice contains instructions on how to access and review all of the important information contained in the proxy materials over the Internet. The Notice also instructs how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, including our Annual Report on Form 10-K, follow the instructions for requesting such materials included in the Notice.
It is anticipated that the Notice will first be sent to stockholders, and this proxy statement and the form of proxy relating to our 2019 Annual Meeting will first be made available to stockholders, on or about May 1, 2019. In accordance with SEC rules, the website www.proxyvote.com/dks provides complete anonymity with respect to the stockholders accessing the website.
WHAT IS THE PURPOSE OF THE ANNUAL MEETING?
At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders on the cover page of this proxy statement, including (i) the election of three (3) Class B directors, each for a term that expires in 2022, (ii) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2019, (iii) a non-binding advisory vote to approve 2018 compensation of our named executive officers, as disclosed in this proxy statement (commonly known as "Say on Pay"), and (iv) any other matter to properly come before the meeting.
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
Only stockholders of record at the close of business on April 15, 2019, the record date for the Annual Meeting, are entitled to receive notice of and vote at the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting or any postponements or adjournments of the Annual Meeting.
WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF DICK’S SPORTING GOODS, INC. COMMON STOCK AND CLASS B COMMON STOCK?
Holders of our common stock and Class B common stock have identical rights, except that holders of our common stock are entitled to one (1) vote for each share held of record and holders of our Class B common stock are entitled to ten (10) votes for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights. Holders of our common stock and Class B common stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may otherwise be required by Delaware law.
WHO CAN ATTEND THE ANNUAL MEETING?
Subject to space availability, all common stockholders and Class B common stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 7:00 a.m. ET. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and to check in at the meeting.
WHAT CONSTITUTES A QUORUM?
The presence at the Annual Meeting, in person or by proxy, of holders of record of issued and outstanding shares of capital stock representing a majority of the votes entitled to be cast at the meeting constitutes a quorum, which permits business to be conducted at the Annual Meeting. As of the record date, 70,518,935 shares of common stock representing the same number of votes and 24,491,123 shares of Class B common stock representing 244,911,230 votes were issued and outstanding. Thus, the presence in person or by proxy of the holders of common stock or Class B common stock or a combination thereof representing at least 157,715,083 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting to establish a quorum.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 1

About the Meeting (continued)

HOW DO I VOTE?
The voting process depends on whether you hold your shares in your own name (as the "record holder") or beneficially in street name.

Record Holders
If you hold shares in your own name, you can cast your vote in one of the following ways:

follow the instructions on the website www.proxyvote.com/dks;
call 1-800-690-6903 and follow the instructions provided;
if you received a proxy card in the mail, complete and return the paper proxy card to the Company; or
attend the 2019 Annual Meeting of Stockholders and vote or deliver your proxy card in person.

Beneficial Owners
If your shares are held in street name (by a broker, bank, or other nominee), you are considered a "beneficial owner." If you receive a vote instruction form ("VIF"), your broker, bank, or other holder of record (or designee thereof) will vote your shares in accordance with the instructions on your returned VIF. If you wish to vote in person at the 2019 Annual Meeting of Stockholders, you must obtain a valid form issued in your name from the record holder (broker, bank, or other nominee) of your shares.
HOW DO I REQUEST PAPER COPIES OF THE PROXY MATERIALS?
The Notice sets forth how you may request a paper copy of the proxy statement and accompanying proxy card, including:

by following the instructions at www.proxyvote.com/dks;
by following the instructions for a paper copy after calling 1-800-579-1639; or
by sending a blank e-mail to sendmaterial@proxyvote.com containing your control number (located on your Notice) in the subject line.
CAN I CHANGE OR REVOKE MY VOTE AFTER I VOTE ONLINE OR RETURN MY PROXY CARD?
Yes. You may revoke or change your vote at any time before the polls close at the 2019 Annual Meeting of Stockholders by voting again by telephone or Internet; by delivering to the Corporate Secretary of the Company either a written notice of revocation or a duly executed proxy bearing a date later than the proxy being revoked; or by attending the 2019 Annual Meeting of Stockholders and voting in person or requesting that your previously granted proxy be revoked. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.
WHAT ARE THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS?
Unless you give other instructions when you vote, the persons named as proxy holders will vote in accordance with the recommendations of the Company’s Board of Directors (the "Board"), which are set forth following the description of each item to be acted upon in this proxy statement. In summary, the Board recommends a vote:

•	FOR election of the nominated slate of Class B directors for a term that expires in 2022 (see Item 1);

•	FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2019 (see Item 2); and

2 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

About the Meeting (continued)

•	FOR approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in these materials (see Item 3).
With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?
Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
Other Proposals. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2019, and the approval on a non-binding advisory basis of the compensation of our named executive officers.
With respect to Say on Pay, as an advisory vote this proposal is non-binding on the Company; however, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions. For a discussion on how the Compensation Committee considered the 2018 advisory vote, refer to "Say-on-Pay Vote Results" on page 29 of this proxy statement.

Treatment of Abstentions and Broker Non-Votes. An "abstain" vote with respect to any proposal is considered as present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. Because each of the proposals set forth in this proxy statement requires the affirmative vote of the holders of a majority of the votes cast in order to pass (other than the election of directors, which requires the affirmative vote of a plurality of the votes cast), abstentions will not have any effect on the outcome of the proposals presented at the Annual Meeting.

A "broker non-vote" occurs if your shares are registered in "street name" and you do not provide the record holder of your shares with voting instructions on any matter as to which, under the applicable New York Stock Exchange ("NYSE") rules, a broker may not vote without instructions from you. As is the case with abstentions, shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists, but are not considered votes cast with respect to that proposal. Therefore, a broker non-vote will not have any effect on the outcome of the proposals presented at the Annual Meeting.
WE ARE A CONTROLLED COMPANY UNDER THE NEW YORK STOCK EXCHANGE RULES.
Because as of April 15, 2019, Edward W. Stack, our Chairman and Chief Executive Officer, controlled 61% of the combined voting power of our common stock and Class B common stock, we are a "controlled company" under the Corporate Governance Standards of the NYSE. As a controlled company, we are not required to have (i) a majority of independent directors or (ii) a compensation committee or nominating/corporate governance committee composed entirely of independent directors. However, as part of our commitment to maintaining a high standard of corporate governance, we have determined to voluntarily comply with the NYSE independence requirements. As discussed further below, our Board is comprised of a majority of independent directors and our Audit, Compensation, and Governance and Nominating Committees are comprised entirely of independent directors.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 3

Stock Ownership

WHO ARE THE LARGEST OWNERS OF THE COMPANY’S STOCK?
The following table contains information regarding the beneficial owners of 5% or more of our outstanding common stock (including our Class B common stock, as it is convertible into our common stock at any time) as of April 15, 2019, excluding members of our Board of Directors.
A person has beneficial ownership of shares if the person has the power to vote or dispose of such shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options and convertible securities if that person has the right to acquire beneficial ownership of the underlying shares within 60 days of the date that beneficial ownership is calculated, including through the exercise or conversion of such options or convertible securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock(1)	Percentage of Class B Common Stock(1)

Common Stock	BlackRock Inc. 55 East 52nd Street New York, NY 10055	7,397,870(2)	10.00%	—
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,713,086(3)	9.10%	—
Common Stock	LSV Asset Management 155 N. Wacker Drive Chicago, IL 60606	4,940,423(4)	6.70%	—
Common Stock	Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, TX 78746	4,810,276(5)	6.52%	—

(1)	Ownership information is as reported by the stockholder in its most recently filed Schedule 13G filing.

(2)
Share ownership amounts are based on figures set forth in Amendment No. 7 to Schedule 13G filed by BlackRock Inc. on March 8, 2019. Of the shares beneficially owned, BlackRock Inc. has sole power to vote with respect to 7,040,919 shares and sole power to direct disposition with respect to 7,397,870 shares. BlackRock Inc. is a parent holding company for the following subsidiaries that own shares of our common stock: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors and BlackRock (Singapore) Limited.

(3)
Share ownership amounts are based on figures set forth in Amendment No. 5 to Schedule 13G filed by The Vanguard Group on February 11, 2019. Of the shares beneficially owned, The Vanguard Group has sole power to vote with respect to 36,351 shares, shared power to vote with respect to 10,700 shares, sole power to direct disposition with respect to 6,674,102 shares, and shared power to direct disposition with respect to 38,984 shares. The Vanguard Group, Inc. is a parent holding company for the following wholly-owned subsidiaries that own shares of our common stock: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.

(4)
Share ownership amounts are based on figures set forth in Schedule 13G filed by LSV Asset Management on February 13, 2019. Of the shares beneficially owned, LSV Asset Management has sole power to vote with respect to 2,960,893 shares and sole power to direct disposition with respect to 4,940,423 shares.

(5)
Share ownership amounts are based on figures set forth in Schedule 13G filed by Dimensional Fund Advisors LP on February 8, 2019. Of the shares beneficially owned, Dimensional Fund Advisors LP has sole power to vote with respect to 4,634,538 shares and sole power to direct disposition with respect to 4,810,276 shares. Dimensional Fund Advisors LP, is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds.

HOW MUCH STOCK DO THE COMPANY’S DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS OWN?
The following table reflects the number of shares of our common stock and Class B common stock beneficially owned (unless otherwise indicated) by (i) our named executive officers listed in the current "Summary Compensation Table" on pages 38 - 39 of this

4 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Stock Ownership (continued)

proxy statement, (ii) directors and nominees and (iii) all of our directors and executive officers (including those who are not "named executive officers") as a group, as of April 15, 2019.
A person has beneficial ownership of shares if he or she has the power to vote or dispose of such shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options and convertible securities that are presently exercisable or convertible, or that will become exercisable or convertible within 60 days of the date that beneficial ownership is calculated, which, for the purposes of the table below, is April 15, 2019. Except as otherwise noted, the beneficial owners listed have sole voting and/or investment power with respect to the shares shown.
As of April 15, 2019, there were 70,518,935 shares of common stock issued and outstanding and 24,491,123 shares of Class B common stock issued and outstanding.

	Shares Beneficially Owned
	Number				Percent
Named Executive Officers, Directors and Nominees	Common Stock		Class B Common Stock		Common Stock(1)	Class B Common Stock(1)	Voting Power

Edward W. Stack	1,749,974	(2)	19,057,377	(3)	2.47%	77.81%	60.89%
Lee J. Belitsky	329,496	(4)	—		*	—	*
Lauren R. Hobart	264,060	(5)	—		*	—	*
Paul J. Gaffney	119,375	(6)	—		*	—	*
Holly R. Tyson	64,449	(7)	—		*	—	*
Mark J. Barrenechea	38,381	(8)	—		*	—	*
Vincent C. Byrd	45,757	(9)	—		*	—	*
Emanuel Chirico	111,345	(10)	—		*	—	*
William J. Colombo	342,937	(11)	3,608,445	(12)	*	14.73%	11.55%
Jacqualyn A. Fouse	45,770	(13)	—		*	—	*
Lawrence J. Schorr	78,372	(14)	—		*	—	*
Larry D. Stone	127,855	(15)	—		*	—	*
Allen R. Weiss	23,020	(16)	—		*	—	*
All Directors and Executive Officers as a group (15 persons)	3,454,832	(17)	22,665,822		4.84%	92.55%	72.75%

*	Percentage of shares of common stock or Class B common stock beneficially owned does not exceed one percent (1%).

(1)	Percentage of shares of common stock and Class B common stock beneficially owned are each calculated on a class-basis.

(2)	Includes 442,333 shares of common stock issuable upon exercise of options that are exercisable within 60 days of April 15, 2019 and 356,151 shares of restricted stock subject to vesting.

(3)
Mr. Stack has indirect ownership with respect to 7,434,314 shares of Class B common stock owned by the grantor retained annuity trusts for which Mr. Stack retains sole voting and dispositive power as trustee. In addition, pursuant to a Memorandum of Understanding ("MOU") dated March 2, 2009, Mr. Stack’s former spouse holds 3,990,630 shares of Class B common stock, which are included in the number of shares owned by Mr. Stack for purposes of this table, as he retains voting but not dispositive power with respect to such shares.

(4)	Includes 169,016 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 15, 2019 and 74,392 shares of restricted stock subject to vesting.

(5)	Includes 137,265 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 15, 2019 and 103,984 shares of restricted stock subject to vesting.

(6)	Includes 25,261 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 15, 2019 and 84,667 shares of restricted stock subject to vesting.

(7)	Includes 24,019 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 15, 2019 and 40,430 shares of restricted stock subject to vesting.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 5

Stock Ownership (continued)

(8)	Includes 20,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 15, 2019 and 8,426 shares of restricted stock subject to vesting.

(9)	Includes 20,000 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 15, 2019 and 8,426 shares of restricted stock subject to vesting.

(10)	Includes 8,426 shares of restricted stock subject to vesting.

(11)
Includes 8,426 shares of restricted stock subject to vesting. Also includes 800 shares held by Mr. Colombo’s child. Mr. Colombo disclaims beneficial ownership of the shares held by his child, and the inclusion of such shares should not be deemed an admission that Mr. Colombo is the beneficial owner of such shares.

(12)
These shares of Class B common stock are held by trusts for the benefit of Mr. Stack’s children, for which Mr. Colombo serves as trustee. As trustee, Mr. Colombo has voting and dispositive power over the Class B common stock held in the trusts (but no pecuniary interest), as outlined in the irrevocable trust agreements governing the terms of the trusts.

(13)	Includes 8,426 shares of restricted stock subject to vesting.

(14)	Includes 8,426 shares of restricted stock subject to vesting.

(15)	Includes 8,426 shares of restricted stock subject to vesting, and 119,429 shares held indirectly through a trust of which Mr. Stone is the trustee.

(16)	Includes 8,426 shares of restricted stock subject to vesting.

(17)	Includes 891,835 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 15, 2019 and 781,917 shares of restricted stock subject to vesting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The Company’s directors and executive officers are required under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") to file reports of ownership and changes in ownership of the Company’s common stock with the SEC. Based upon a review of filings with the SEC and written representations from our directors and executive officers, we believe that all of our directors and executive officers complied during fiscal 2018 with the reporting requirements of Section 16(a) of the Exchange Act.

6 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Item 1—Election of Directors

The Board is divided into three (3) classes, with each class consisting as nearly as possible of one-third of the total number of directors constituting the entire Board. The current term of office for our Class B directors expires at the 2019 Annual Meeting, while the term for our Class C directors expires at the 2020 Annual Meeting and the term for our Class A directors expires at the 2021 Annual Meeting.

Upon recommendation by the Governance and Nominating Committee, the Board proposes that the following nominees, Mark J. Barrenechea, Emanuel Chirico and Allen R. Weiss, each a current Class B director, be elected for new terms of three (3) years and until their successors are duly elected and qualified as Class B directors. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.
The information set forth below includes, with respect to each nominee and each continuing director, his or her age, principal occupation and employment during at least the past five years, the year in which he or she first became a director of the Company, the standing committee(s) on which he or she serves, other public company directorships held by such person during the last five years, and a brief description of the experience, qualifications, attributes and skills of each nominee and continuing director outlined below that have led the Board to conclude that such person should continue to serve as a member of the Board. Furthermore, our Board believes that each nominee and each continuing director has demonstrated broad-based business knowledge, outstanding achievement in his or her professional career, a commitment to ethical and moral values, and otherwise meets the Company’s articulated director qualifications, including independence, accountability, integrity, areas of experience, sound judgment in areas relevant to the Company’s businesses, diversity of background (including, but not limited to, race, origin, age and gender) and experience in different substantive areas such as retail operations, marketing, technology, distribution and finance, and a willingness to commit sufficient time to the Board. The Board has determined that its current composition provides a balanced mix of expertise, including retail, technology and other expertise and diversity, and provides the appropriate range and balance regarding director tenure, with one of the eight independent directors having been appointed within the past five years and another three independent directors within the past ten years.
DIRECTORS STANDING FOR ELECTION

MARK J. BARRENECHEA

	Committees	Career Highlights
	– Audit	OpenText Corporation, an information management software products company (Nasdaq)

	Other Public Company Directorships	– Chief Executive Officer (2012 - present)
– Chief Technology Officer (2016 - present)
	OpenText Corporation	Silicon Graphics International Corporation, a global leader in high performance computing (Nasdaq)
Avery Dennison Corporation
– President and Chief Executive Officer (2007 - 2012)
Age: 54	Former Public Company Directorships	CA Inc., an enterprise information technology management company (Nasdaq) (formerly Computer Associates International, Inc.)

Director Since: 2014	Hamilton Insurance Group	– Executive Vice President, Chief Technology Officer (2003 - 2006)
Class: B	Silicon Graphics International Corporation	Oracle Corporation, an enterprise software and corporate hardware products and services company (Nasdaq)

– Senior Vice President of Application Development (1997 - 2003)
Qualifications

Mr. Barrenechea has over 29 years' of experience in the technology industry, both in software management and server manufacturing, and brings insight regarding eCommerce and technology to the Board. Mr. Barrenechea also brings expertise to the Board from his executive and board leadership positions with various public and private companies, including experience with corporate strategy, corporate acquisitions and global operations. These experiences and skills have led the Board to conclude that he should continue to serve as a director of the Company.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 7

Item 1—Election of Directors (continued)

EMANUEL CHIRICO

	Committees	Career Highlights
	– Audit	PVH Corp., a wholesale and retail apparel company (NYSE)
– Chairman of the Board (2007 - present)
	Other Public Company Directorships	– Chief Executive Officer (2006 - present)
– President and Chief Operating Officer (2005 - 2007)
	PVH Corp.	– Executive Vice President and Chief Financial Officer (1999 - 2005)
– Controller (1993 - 1999)
Qualifications
Age: 61
Mr. Chirico brings extensive knowledge of the retail industry to our Board along with a deep understanding of the financial, operational and strategic domestic and international issues that face global wholesale and retail companies, gained through his experience as Chairman and Chief Executive Officer of PVH Corp., a major global apparel company that operates a portfolio of brands including Calvin Klein and Tommy Hilfiger. Mr. Chirico also contributes significant corporate finance, financial reporting and accounting expertise gained as a result of his experience with a large public accounting firm and in his prior role as Chief Financial Officer of PVH Corp. These experiences and skills have led the Board to conclude that he should continue to serve as a director of the Company.

Director Since: 2003
Class: B

ALLEN R. WEISS

	Committees	Career Highlights
	– Compensation	The Walt Disney Company, a global entertainment company (NYSE) (1972 - 2011) (Retired)
– Governance & Nominating
– President of Worldwide Operations for the Walt Disney Parks and Resorts business

	Former Public Company Directorships	– President of Walt Disney World Resort
– Executive Vice President of Walt Disney World Resort
	Apollo Education Group, Inc.	– Vice President of Resort Operations Support
Age: 65
Qualifications
Director Since: 2011
Mr. Weiss brings international leadership experience to our Board and extensive expertise in brand management, marketing, finance and strategic planning from overseeing the operations of a global corporation. Mr. Weiss brings these qualifications, along with seasoned leadership skills, to our Board through his executive management experience with The Walt Disney Company. These experiences and skills have led the Board to conclude that he should continue to serve as a director of the Company.

Class: B

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PERSONS NOMINATED TO SERVE AS CLASS B DIRECTORS.

8 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Item 1—Election of Directors (continued)

OTHER DIRECTORS NOT STANDING FOR ELECTION AT THIS MEETING

VINCENT C. BYRD

	Committees	Career Highlights
	– Audit (Chair)	J. M. Smucker Company, a manufacturer and marketer of branded food products (NYSE) (Retired)
Former Public Company Directorships
– Vice Chairman (2015 - 2016)
	J. M. Smucker Company	– President and Chief Operating Officer (2011 - 2015)
	Myers Industries, Inc.	– President, U.S. Retail — Coffee (2008 - 2011)
– Senior Vice President, Consumer Market (2004 - 2008)
– Member, Board of Directors (1999 - 2016)
Qualifications
Age: 64
Mr. Byrd brings over 40 years' of experience to the Board as a Fortune 500 executive in the areas of strategic planning, acquisitions and integration, marketing, and domestic and international operations. Mr. Byrd also brings financial expertise to the Board as a result of his background in finance and accounting. Additionally, through his years of service on the boards of both public and private companies in a variety of industries, Mr. Byrd is able to provide diverse and valuable corporate governance, financial, operational and strategic expertise to the Board.

Director Since: 2013
Class: A

WILLIAM J. COLOMBO

	Committees	Career Highlights
	– Compensation	Dick's Sporting Goods, Inc. (NYSE) (Retired)
	– Governance & Nominating	– Interim Chief Marketing Officer (2010 - 2011)
– President & Chief Operating Officer (2002 - 2008)
	Former Public Company Directorships	– Executive Vice President & Chief Operating Officer (2000 - 2002)
– President dsports.com LLC (1998 - 2000)
	Gibraltar Industries	– Executive Vice President & Chief Operating Officer (1995 - 1998)
– Various Leadership Roles (1988 - 1995)
Vice Chairman		J.C. Penney Company, a retail company (NYSE)
Age: 63		– Various Field & District Positions (1977 - 1988)
Qualifications
Director Since: 2002
Mr. Colombo brings more than 40 years' of retail experience and insight to the Board, including expertise in operations, marketing and strategy. The Company continues to value his more than 30 years' of Company-specific experience.

Class: A

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 9

Item 1—Election of Directors (continued)

JACQUALYN A. FOUSE, PhD

	Committees	Career Highlights
	– Audit	Agios Pharmaceuticals, Inc., a biopharmaceutical company (Nasdaq)
	Other Public Company Directorships	– Chief Executive Officer (2019 - present)
Dermavant Sciences, a private biopharmaceutical company
	Incyte Corp.	– Executive Chair (2017 - 2018)
	Agios Pharmaceuticals, Inc.	Celegene Corporation, a global biopharmaceutical company (Nasdaq)
– Strategic Advisor to Executive Committee (2017)
	Former Public Company Directorships	– President and Chief Operating Officer (2016 - 2017)
Age: 57		– President, Global Hematology and Oncology (2014 - 2016)
	Celgene Corporation	– Chief Financial Officer (2010 - 2014)
Director Since: 2010	Perrigo Company	Bunge Limited, a global agribusiness and food company (NYSE)
Class: C		– Chief Financial Officer (2007 - 2010)
Qualifications

Dr. Fouse adds significant corporate finance, financial reporting and accounting expertise as a result of her executive roles at Agios Pharmaceuticals, Celgene, and her prior positions with other companies. Additionally, Dr. Fouse is able to provide diverse and valuable corporate governance, management, operational and strategic expertise to the Board through her experience as an executive officer and a public company board member.

LAUREN R. HOBART

	Former Public Company Directorships	Career Highlights
Dick's Sporting Goods, Inc. (NYSE)
	Sonic Corp	– President (2017 - present)
– Executive Vice President, Chief Customer & Digital Officer (2017)
– Executive Vice President, Chief Marketing Officer & Chelsea Collective General Manager (2015 - 2017)

– Senior Vice President, Chief Marketing Officer (2011 - 2015)
PepsiCo, Inc., a global food and beverage company (Nasdaq)
Age: 50		– Chief Marketing Officer, Carbonated Soft Drinks (2009 - 2011)
– Senior Marketing Leadership, Strategic Planning & Finance Roles (1997 - 2009)
Director Since: 2018		Wells Fargo & Co, a financial services provider (NYSE) (1993 - 1995)
Class: C		– Senior Relationship Manager, Corporate Banking Division
JP Morgan Chase & Co., a financial holding company (NYSE) (1990 - 1993)
– Asset Based Lending Credit Analyst & Account Manager
Qualifications

As the Company’s President, Ms. Hobart is responsible for the Company’s digital efforts to drive omni-channel consumer engagement and for the Company’s stores, marketing, eCommerce, HR, technology, legal and Team Sports HQ organizations. In her time with the Company, she initiated the transformation to become a more digitally focused and customer-centric omni-channel business and launched the CALIA by Carrie Underwood brand. In addition to her expertise in marketing and strategic planning and her insight into consumer needs and marketplace trends, Ms. Hobart brings her understanding of the day-to-day operations of the Company and the unique issues facing the Company and the retail industry to our Board.

10 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Item 1—Election of Directors (continued)

LAWRENCE J. SCHORR

	Committees	Career Highlights
	– Compensation	SIMONA AMERICA GROUP, the North American operations of SIMONA AG, a German manufacturing company (General Standard segment of the Frankfurt Stock Exchange)
– Governance & Nominating (Chair)

– Chief Executive Officer (2014 - present)
Boltaron Performance Products, a privately owned plastics manufacturing company that was acquired by SIMONA AG

– Chief Executive Officer (2004 - 2014)
RRT-Recycle America, a subsidiary of WMX Technologies, Inc.
Lead Director		– President (1992 -1995)
Age: 65		Resource Recycling Technologies, Inc., a solid waste material management company (American Stock Exchange)

Director Since: 1985		– President (1988 - 1992)
Class: C		Levene, Gouldin and Thompson LLP
– Partner and Managing Partner (1981 - 1988; 2001 - 2008)
Qualifications

In addition to Mr. Schorr’s legal experience, he brings demonstrated leadership skills to the Board as the past Chief Executive Officer of Boltaron and now of SIMONA AMERICA GROUP, and as the former managing partner of a law firm. Mr. Schorr has over 30 years' of knowledge of the Company from serving as a member of the Board during the Company’s expansion from a two-store chain to a multi-banner retailer with over 800 stores and an eCommerce business.

EDWARD W. STACK

	Former Public Company Directorships	Career Highlights
Dick's Sporting Goods, Inc. (NYSE)
	Key Corp	– Chief Executive Officer (1984 - present)
– A variety of positions including Store Manager and Merchandising Manager (1977 - 1984)

Qualifications

As the most senior executive of the Company, Mr. Stack provides the Board with insight into the Company’s business operations, opportunities and challenges. He has led the Company’s sustained growth, from a two-store chain to a multi-banner chain with over 800 stores and an eCommerce business. In addition, Mr. Stack’s history with the Company, his extensive industry and retail experience and his expertise in corporate strategy, development and execution have led the Company to its current success.

Chairman
Age: 64

Director Since: 1984
Class: C

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 11

Item 1—Election of Directors (continued)

LARRY D. STONE

	Committees	Career Highlights
	– Compensation (Chair)	Lowes Companies, Inc., a home improvement retailer (NYSE) (Retired)
	– Governance & Nominating	– President & Chief Operating Officer (2006 - 2011)
– Senior Executive Vice President, Merchandising/Marketing (2005 - 2006)
Other Public Company Directorships
– Senior Executive Vice President, Store Operations (2003 - 2005)
	Novant Health Systems, Inc.	– Executive Vice President, Store Operations (2001 - 2003)

Age: 67	At Home Group, Inc.

Director Since: 2007	Qualifications
Class: A
Mr. Stone brings considerable retail experience gained through his positions at Lowe’s Companies, Inc., combined with the leadership skills developed as its President and Chief Operating Officer and his expertise in real estate, store operations, eCommerce, brand management, marketing and strategic finance, to the Board.

HOW ARE OUR DIRECTORS COMPENSATED?

DIRECTOR COMPENSATION TABLE—2018

Name(1) (a)	Fees Earned or Paid in Cash ($)(2) (b)	Stock Awards ($)(3) (c)	Option Awards($)(4) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)

Mark J. Barrenechea	$98,500	$159,989	—	—	—	—	$258,489
Vincent C. Byrd	$112,236	$159,989	—	—	—	—	$272,225
Emanuel Chirico	$98,500	$159,989	—	—	—	—	$258,489
William J. Colombo	$101,500	$159,989	—	—	—	—	$261,489
Jacqualyn A. Fouse	$104,514	$159,989	—	—	—	—	$264,503
Lawrence J. Schorr	$136,500	$159,989	—	—	—	—	$296,489
Larry D. Stone	$116,500	$159,989	—	—	—	—	$276,489
Allen R. Weiss	$101,500	$159,989	—	—	—	—	$261,489

(1)
Edward W. Stack and Lauren R. Hobart are employees of the Company and as such do not receive any compensation in connection with their service on the Board. Mr. Stack’s and Ms. Hobart's 2018 compensation is reported in the "Summary Compensation Table" and the other compensation tables in this proxy statement.

(2)	Amounts reflect fees relating to calendar 2018.

(3)
The values set forth in this column represent the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation — Stock Compensation (excluding the effect of forfeitures), of the restricted stock award granted to each director on April 3, 2018. A discussion of the relevant assumptions made in the valuation of this award may be found in Note 10 ("Stock-Based Compensation and Employee Stock Plans") of the footnotes to the Company’s consolidated financial statements, in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2019 filed with the SEC on March 29, 2019. The grant date fair value of such awards was computed based on the closing price of the Company’s common stock on April 3, 2018, which was $33.81 per share. The number of shares of unvested restricted stock outstanding as of February 2, 2019 for each director was 7,689.

12 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Item 1—Election of Directors (continued)

(4)
The aggregate number of shares underlying unexercised stock option awards outstanding as of February 2, 2019 for each non-employee director was: 20,000 shares for each of Messrs. Barrenechea and Byrd; and 0 shares for each of Messrs. Colombo, Chirico, Schorr, Stone, and Weiss and Dr. Fouse.

UNDERSTANDING OUR DIRECTOR COMPENSATION TABLE
For calendar 2018, non-employee directors were compensated by means of an annual cash retainer, meeting fees and an annual restricted stock grant. Each non-employee director, other than the Lead Director, was paid an annual retainer of $40,000. The Lead Director was paid an annual retainer of $60,000 as a result of his additional responsibilities. The chairpersons of the Audit, Compensation and Governance and Nominating Committees were also paid additional cash retainers of $25,000, $15,000 and $15,000, respectively. Non-employee directors received $7,500 per Board meeting attended ($3,750 for teleconferences) and $1,500 for each committee meeting attended, including attendance at ad hoc committee meetings ($750 for committee teleconferences). In 2018, there were eight (8) Board meetings, nine (9) Audit Committee meetings, five (5) Compensation Committee meetings, and four (4) Governance and Nominating Committee meetings. Members of the Board are also reimbursed for expenses incurred by them in connection with attending any meeting.
In addition to the cash compensation described above, each non-employee director also received an annual grant of restricted stock with a value of approximately $160,000 that vests annually in equal amounts over a three year period beginning on the first anniversary date of the grant. All directors are subject to stock ownership guidelines that are discussed further in our "Compensation Discussion and Analysis" on page 35 of this proxy statement. Non-employee directors are also eligible to participate in the Company's employee discount program and may receive nominal holiday gifts and product samples from time to time.

The Board altered the structure of its director compensation by replacing meeting fees with annual meeting retainers beginning in 2019. This change was recommended by management based on a market study of director compensation practices performed by Willis Towers Watson ("Towers Watson"). Each non-employee director will be paid an annual retainer of $75,000, and the Lead Director will be paid an additional retainer of $20,000 as a result of his or her additional responsibilities. The chairpersons of the Audit, Compensation and Governance and Nominating Committees will also receive annual cash retainers of $40,000, $25,000 and $22,500, respectively. Non-chair members of the Audit, Compensation and Governance and Nominating Committees will receive annual cash retainers of $15,000, $10,000, and $7,500, respectively. There was no change to the amount of the annual restricted stock grant.
Members of the Board will continue to be reimbursed for expenses incurred by them in connection with attending any meeting.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 13

Corporate Governance

HOW OFTEN DID THE BOARD MEET DURING FISCAL 2018?
During fiscal 2018, the Board met eight (8) times. Each director attended either in person or via teleconference at least 75% of the aggregate of all Board and applicable committee meetings during fiscal 2018 for the period in which they served as director.
WHAT COMMITTEES HAS THE BOARD ESTABLISHED AND HOW OFTEN DID THEY MEET DURING FISCAL 2018?
The Board has standing Audit, Compensation and Governance and Nominating Committees. Additionally, the Board may from time to time establish additional committees for specific purposes. The members of each 2018 committee, its principal functions and the number of meetings held in fiscal 2018 are shown below.

	Audit Committee	Compensation Committee	Governance and Nominating Committee

Edward W. Stack
William J. Colombo		X	X
Mark J. Barrenechea	X*
Vincent C. Byrd	Chair*
Emanuel Chirico	X*
Jacqualyn A. Fouse	X*
Lauren R. Hobart
Lawrence J. Schorr		X	Chair
Larry D. Stone		Chair	X
Allen Weiss		X	X
Number of Meetings	9	5	4
X = Member
Chair = Chairperson
* = Financial Expert

The Audit Committee — Our Audit Committee was established in accordance with Section 3(a)(58)A of the Exchange Act, and our Audit Committee charter is available on the Investor Relations portion of our website (http://investors.dicks.com). Messrs. Barrenechea, Byrd, and Chirico and Dr. Fouse are all qualified as audit committee financial experts within the meaning of SEC regulations, and the Board has determined that they each have accounting and financial management expertise within the meaning of the listing standards of the NYSE. The Board has determined that all members of the Audit Committee are independent within the meaning of SEC regulations relating to audit committee independence, the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. Primary committee functions include:

• Overseeing the integrity of the audit process, financial reporting and internal accounting controls of the Company
• Overseeing the work of the Company’s financial management team, the Company’s internal auditors and any registered public accounting firm employed by the Company
• Overseeing management’s development of, and adherence to, a sound system of internal accounting and financial controls
• Ensuring that internal auditors and outside auditors objectively assess the Company’s financial reporting, accounting practices and internal controls
• Ensuring that an open avenue of communication exists between the Company’s outside auditors, internal auditors and the Board
• Overseeing management’s development of, and adherence to, guidelines and procedures for risk management and compliance
For more information about the responsibilities and activities of the Audit Committee, see "Report of the Audit Committee" on page 21, "What is the Board’s Role in the Oversight of Risk Management" on page 16, and the Audit Committee’s charter.
The Compensation Committee — Our Compensation Committee charter is available on the Investor Relations portion of our website (http://investors.dicks.com). We are not currently required to have an independent compensation committee as a result of

14 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Corporate Governance (continued)

our status as a "controlled company" under the NYSE’s Corporate Governance Standards; nevertheless, the Board has determined that Messrs. Colombo, Schorr, Stone and Weiss each qualify as independent under the current standards applicable to non-controlled companies under the NYSE’s Corporate Governance Standards. Primary committee functions include:

•	Recommending an overall executive compensation design for the Company

•	Discharging the Board’s responsibilities relating to compensation of the officers and directors of the Company

•	Monitoring and serving as administrator of our stock and incentive plans
The Compensation Committee reviews officer compensation recommendations provided by our Chairman and Chief Executive Officer and Chief Human Resources Officer and is responsible for reviewing and approving all components of executive compensation (as discussed in "Compensation Discussion and Analysis" commencing on page 23 of this proxy statement).
The Compensation Committee is the administrator of the Company’s stock and incentive compensation plans. The Compensation Committee generally approves all annual grants of equity and performance-based awards under the Company’s stock and incentive compensation plans; however, as permitted under its charter, the Compensation Committee has delegated authority to grant awards under the Company’s stock and incentive compensation plans to non-executive officers in certain circumstances, such as new hires and promotions, to a committee consisting of our Chairman and Chief Executive Officer, Chief Financial Officer, and Chief Human Resources Officer, in compliance with the applicable authorizing resolutions and Delaware law.
The Compensation Committee has the discretion under its charter to retain (and terminate) any compensation consulting firm deemed by the Compensation Committee to be independent under the NYSE Corporate Governance Standards, at the Company’s expense, to assist in the evaluation of director, executive officer or Chief Executive Officer compensation, including the authority to approve fee and retention terms. The Compensation Committee also has the authority to engage independent legal, accounting or other advisors, at the Company’s expense, as it deems necessary or appropriate.
For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see "Compensation Committee Report" on page 23, "The Compensation Decision-Making Process Is Thorough and Balances Objective Data with a Deep Understanding of Our Business" on page 27 and the Compensation Committee’s charter.
The Governance and Nominating Committee — Our Governance and Nominating Committee charter is available on the Investor Relations portion of our website (http://investors.dicks.com). On March 19, 2019, the Governance and Nominating Committee recommended to the Board of Directors that Messrs. Barrenechea, Chirico and Weiss stand for re-election as Class B directors at the Company’s 2019 Annual Meeting of Stockholders. We are not currently required to have an independent nominating committee as a result of our status as a "controlled company" under the NYSE’s Corporate Governance Standards; nevertheless, the Board has determined that Messrs. Schorr, Colombo, Stone and Weiss each qualify as independent under the current standards applicable to non-controlled companies under the NYSE’s Corporate Governance Standards. Primary committee functions include:

•
Providing oversight and guidance to the Board to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board’s role in our corporate governance

•	Reviewing and evaluating policies and practices with respect to the size, composition and functions of the Board

•	Evaluating the qualifications of candidates for election as directors, and recommending such candidates to the full Board

•	Advising in connection with management succession planning

•	Overseeing annual self-evaluations by the Board, its committees and our Chairman and Chief Executive Officer
For more information on the responsibilities and activities of the Governance and Nominating Committee, see "How Does The Board Select Its Nominees for Director?" on page 17 and the Governance and Nominating Committee’s charter.

HOW IS OUR BOARD LEADERSHIP STRUCTURED?
The roles of Chairman of the Board and Chief Executive Officer of the Company currently are held by the same person, Edward W. Stack. Mr. Stack has been operating the Company since 1984, and controls a majority of the voting power of our capital stock. The Board believes that Mr. Stack’s continued service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its stockholders. Mr. Stack possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and thus is best positioned to develop agendas that ensure the Board’s time and attention are

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 15

Corporate Governance (continued)

focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, customers and vendors. Each director, other than Mr. Stack and Ms. Hobart, is independent, and the Board believes that the independent directors provide effective oversight of management. Moreover, in addition to providing feedback during the course of Board meetings, the independent directors conduct regular executive sessions.
To further strengthen our governance structure, the Company also maintains a presiding non-employee director, or Lead Director, position. The Lead Director is selected for a five-year term and may not serve more than two consecutive terms as Lead Director unless the Board, in its sole discretion, waives the term limit or shortens the term. Mr. Schorr has served as the Lead Director since March 2012. As the Lead Director, Mr. Schorr provides leadership and direction to the Company’s independent directors and presides over executive sessions of the Board. In addition, Mr. Schorr also has the following responsibilities as Lead Director: consulting with the Chairman on Board and committee agendas, approving the retention of outside advisors and consultants who report directly to the Board on critical issues, participating with the Governance and Nominating Committee in reviewing director candidates and evaluating the performance of the Chairman and Chief Executive Officer and the Board.

The Board believes that our current structure is particularly favorable to the Company due to the unique qualities and attributes possessed by Mr. Stack. In the event that he should no longer be able to serve as Chairman and Chief Executive Officer of the Company, other leadership models, such as a separate independent chairman of the Board, may be appropriate. As such, one responsibility of the Board is to take all necessary steps to ensure that an effective succession process exists to provide continuity of leadership over the long-term, both in the position of Chief Executive Officer and Chairman of the Board, as well as other critical management positions in the Company.

The Company has developed, through discussions of the Board, a succession process for the position of Chief Executive Officer, both as a long-term measure as well as in an emergency situation. The Board, along with management, also conducts annual reviews and regularly engages in discussions as it relates to the identification of successors in all key executive positions. This process ensures continuity of leadership over the long-term, and it forms the basis on which we determine future managerial hiring decisions. Our succession planning is a key factor in managing the long-term planning and investment lead times of our business.
WHAT IS THE BOARD’S ROLE IN THE OVERSIGHT OF RISK MANAGEMENT?
The Board as a whole has responsibility for risk management oversight, although certain categories of risk may be allocated to a particular committee of the Board for review based on its respective areas of expertise, with the committee then reporting back to the full Board as needed. The primary areas for which the Board and its committees provide risk management oversight include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, compliance, regulatory, compensation and reputational risks.

Company management is charged with adequately identifying material risks the Company faces in a timely manner; implementing strategies that are responsive to the Company’s risk profile and specific material risk exposure; evaluating risk and risk management with respect to business decision-making throughout the Company; and efficiently and promptly communicating relevant risk-related information to the Board or appropriate committee, to enable them to conduct appropriate risk management oversight. The legal department reports on enterprise risk management to the Board at least once a year, and the Chief Technology Officer, with participation from the Chief Information Security Officer, reports on information security to the Board at least once a year.

The Audit Committee is responsible for overseeing financial matters, compliance matters, information security measures, and the internal audit function.

•
The Company’s compliance function reports to the General Counsel and also reports regularly to an Executive Compliance Committee comprised of senior management of various Company business functions. The Audit Committee receives regular reports (three times in fiscal 2018) regarding compliance matters.

•	The Audit Committee receives regular reports on the Company’s information and cyber security measures from the Information Security Department (four times in fiscal 2018).

•
The Internal Audit Department assesses controls and procedures and partners with the Compliance function to assess the implementation of compliance policies. Internal Audit reports regularly to the Audit Committee (four times in fiscal 2018).

The Compensation Committee evaluates risk as it relates to the structure of the Company’s compensation practices and philosophy, as discussed further on pages 27-28, and the Governance and Nominating Committee assists the Board in its oversight of the Company's governance structure, including succession planning.

16 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Corporate Governance (continued)

HOW IS BOARD AND DIRECTOR PERFORMANCE EVALUATED?
In order to continue to evaluate and improve the effectiveness of the Board, our directors annually evaluate the Board’s performance and the performance of its standing committees. The evaluation takes the form of an anonymous questionnaire designed to elicit information to be used to improve Board and committee effectiveness. The evaluation process is overseen by the Governance & Nominating Committee, and the feedback received from the evaluations is discussed during Board and committee meetings.

In addition, for 2018, those directors whose terms were expiring in 2019 were asked to complete an additional individual self-evaluation of their performance and contributions to the Board and the committees on which they serve. The self-evaluation was followed by one-on-one interviews that were conducted by the chair of the Corporate Governance and Nominating Committee. The self-evaluations and interviews were discussed with the Chairman of the Board and the results of the process are among the considerations of the director re-nomination process.
HOW DOES THE BOARD SELECT ITS NOMINEES FOR DIRECTOR?
The Governance and Nominating Committee is responsible for identifying, screening and recommending candidates to the Board for Board membership. In addition, the Governance and Nominating Committee will consider director candidates referred by our stockholders, including for election at the 2020 Annual Meeting, if such nominees are submitted in accordance with the procedures set forth in "Additional Information — Advance Notice Procedures" on page 51 of this proxy statement.
The Governance and Nominating Committee annually evaluates the composition of the Board in accordance with the Company’s Corporate Governance Guidelines in the context of an assessment of the perceived needs of the Board at that point in time. They review factors such as director independence, size of the Board, needs of the Board, including desired expertise in areas relevant to the Company’s business, the results of the Board and individual director self-evaluations, and the minimum qualifications articulated in the Corporate Governance Guidelines, including accountability, integrity, relevant areas of experience, sound judgment in areas relevant to the Company's businesses, diversity of background (including, but not limited to, race, origin, age and gender) and a willingness and ability to commit sufficient time to the Board.
If a stockholder submits a nominee for election, the Governance and Nominating Committee, at the direction of the Committee Chair, makes an initial determination as to whether to conduct a full evaluation of a prospective candidate. This initial determination is based on whatever information is provided to the Governance and Nominating Committee with the prospective candidate’s recommendation, as well as the Governance and Nominating Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or to expand the size of the Board, and the likelihood that the prospective nominee will satisfy the evaluation factors described above. If the Governance and Nominating Committee determines, in consultation with the Lead Director and other Board members as appropriate, that additional consideration is warranted, it may request that additional information be gathered about the prospective nominee’s background and experience and a report be prepared, and may utilize a third-party search firm to assist in such a process. The Governance and Nominating Committee then would evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, as outlined above, all in the context of an assessment of the perceived needs of the Board at that point in time.
The Governance and Nominating Committee will take such other steps as are necessary to evaluate a prospective nominee, including receiving input from our Chairman and Chief Executive Officer and, if warranted, interviews of the prospective nominee by one or more Governance and Nominating Committee or Board members. After completing this evaluation and other steps of the process, the Governance and Nominating Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board. The Board then determines the nominees after considering the recommendations and report of the Governance and Nominating Committee.
DOES THE BOARD HAVE A RETIREMENT POLICY?
Our Corporate Governance Guidelines provide that non-management directors must submit their resignation to the Governance and Nominating Committee upon reaching the age of 72. The effectiveness of the resignation, which will be determined by the Board upon recommendation by the Governance and Nominating Committee, will take place on or before the expiration of the director's current term. The Board, upon recommendation by the Governance and Nominating Committee, may waive this requirement and nominate the director for re-election.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 17

Corporate Governance (continued)

DOES THE COMPANY HAVE A CODE OF ETHICS?
Our Board of Directors has adopted a Code of Ethics and Business Conduct which applies to all of our officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, and a separate Code of Ethics and Business Conduct for our directors. Both Codes of Ethics and Business Conduct are available on the Investor Relations portion of our website (http://investors.dicks.com) and are available in print to any Company stockholder upon request. We intend to post on our website substantive amendments to or waivers from our Codes of Ethics and Business Conduct to the extent applicable to our principal executive officer, principal financial officer, principal accounting officer or directors.

WHAT IS THE COMPANY'S POSITION ON THE HEDGING OF COMPANY SECURITIES?
Our insider trading policy guidelines acknowledge that hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, and may permit a holder to continue to own our common stock obtained through associate benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, our directors, employees, contractors and consultants (collectively, our associates), to whom our policy applies, may no longer have the same objectives as our other stockholders. As such, the Company's named executive officer's and directors are strictly prohibited from engaging in such transactions, and the remaining associates subject to the policy are strongly discouraged from engaging in such transactions. Any associate not prohibited from entering into such an arrangement must first submit the proposed transaction for approval by our General Counsel at least two weeks prior to the proposed transaction.

HOW MAY STOCKHOLDERS COMMUNICATE WITH THE BOARD?
Stockholders and other parties interested in communicating directly with the Board, the presiding Lead Director or the non-management directors as a group may do so by writing to the Board of Directors or presiding Lead Director (as the case may be), c/o General Counsel, Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108 or sending an e-mail to the Legal Department’s attention at investors@dcsg.com. Upon receipt of letters addressed to the Board or non-management members of the Board, the Governance and Nominating Committee has instructed the General Counsel to (i) review the correspondence, (ii) regularly forward to the Board a summary of all such correspondence addressed to the Board and (iii) regularly forward to the presiding Lead Director copies of all such correspondence that is addressed to or (determined to be) intended for the presiding Lead Director or the non-management directors as a group or that otherwise requires their attention. Directors may at any time review correspondence that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are promptly brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

HOW DOES THE BOARD DETERMINE WHICH DIRECTORS ARE CONSIDERED INDEPENDENT?
Pursuant to our Corporate Governance Guidelines, which meet the listing standards adopted by the NYSE for "controlled companies," and are available on the Investor Relations portion of our website (http://investors.dicks.com), the Board undertook its annual review of existing director and director nominee independence on March 20, 2019. During this review, the Board considered transactions and relationships between each current director or nominee for director and the Company (either directly or as a partner, stockholder or officer of any organization that has a relationship with the Company), including (i) the relationship between the Company and PVH Corp., one of our vendors, for which Mr. Chirico serves as Chairman and Chief Executive Officer, (ii) the relationship between the Company and OpenText Corporation, one of our technology service providers, for which Mr. Barrenechea serves as President and Chief Executive Officer, (iii) the relationship between the Company and Avery Dennison Corporation, one of our suppliers of office supplies, for which Mr. Barrenechea serves on the board; (iv) the relationship between the Company and Diamond Resorts, that hosts a golf tournament for which the Company serves as a sponsor, and for which Mr. Weiss serves on the board; and (v) Mr. Colombo's role as trustee of trusts that hold Class B shares for the benefit of Mr. Stack's children and his non-leadership position in one of Mr. Stack's charitable projects. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director or nominee for director is independent in accordance with independence requirements under our Corporate Governance Guidelines and as implemented by the NYSE.
As a result of the review, the Board affirmatively determined that Dr. Fouse, along with Messrs. Byrd, Colombo, Schorr, and Stone are, and that Messrs. Barrenechea, Chirico, and Weiss if re-elected would continue to be, independent directors, in accordance with the standards set forth in our Corporate Governance Guidelines and independence requirements implemented by the NYSE.

18 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Corporate Governance (continued)

WHAT IS OUR POLICY ON ANNUAL MEETING ATTENDANCE?
The Board strongly encourages its members to attend the Annual Meeting of Stockholders. The Company currently expects that all of its directors will attend the 2019 Annual Meeting. All of the then-current members of the Board were in attendance at the 2018 Annual Meeting of Stockholders.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee currently consists of Messrs. Colombo, Schorr, Stone and Weiss. None of Messrs. Schorr, Stone or Weiss has ever been an officer or employee of ours or any of our subsidiaries. Mr. Colombo served as an officer and employee of the Company in various roles from 1988 until 2011, including serving as Chief Operating Officer and Executive Vice President from 1995 to 1998, President of dsports.com LLC, our then eCommerce subsidiary from 1998 to 2000, President and Chief Operating Officer from 2002 until 2008, and interim Chief Marketing Officer from September 2010 until February 2011.
None of our executive officers serves or has served as a member of the Board of Directors, compensation committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.
CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS
In 2018, South Hills Landscaping & Excavating, Inc. ("South Hills") provided all-seasons landscaping services at the Company’s Customer Support Center, pursuant to a three-year agreement entered into in 2017, for which the Company paid $318,206. South Hills is owned by Darren Davis, the brother-in-law of Edward W. Stack. We engaged South Hills in the ordinary course of business and on terms comparable to those offered by non-related third-parties. The existing agreement may be terminated by the Company at any time without penalty upon thirty days' written notice to South Hills or under the other conditions for termination set forth therein.
We lease two locations from Stack Associates, LLC, a New York limited liability company established by the estate of Richard "Dick" Stack, our founder and father of Edward W. Stack. Our total monthly lease payments for the two locations is $20,000. We paid $240,000 under these leases in fiscal 2018. The amount paid per square foot under these leases is comparable to the amounts we agreed to pay to unaffiliated third-parties for other leases that were entered into around the same time period.

In May 2018, Gulfstream Aerospace Corporation ("Gulfstream") refunded $6,000,000 to the Company related to the termination of an aircraft purchase agreement between the Company and Gulfstream. This refund was made in connection with a personal arrangement between our CEO and Gulfstream to purchase an aircraft, which was contingent on the Company receiving the refund from Gulfstream.

From time to time, Mr. Stack makes his personal aircraft available for the Company’s use. Since the beginning of 2018, the charges paid by the Company in connection with chartering such aircraft were $287,373.
Kim Myers, the sister of our Chairman and Chief Executive Officer and a holder of our Class B common stock, is married to Tim Myers, who is employed by the Company. Mr. Myers received compensation totaling $244,212 in 2018 consisting of salary, bonus, and an equity award. Mr. Myers receives salary, bonus, equity-based compensation, and health and welfare benefits on the same basis as other eligible associates at similar positions.
The Audit Committee reviewed and approved or ratified the transactions set forth above that occurred prior to March of 2007 in accordance with the terms of its committee charter. Since March 2007, the Audit Committee’s review and ratification, approval or disapproval of transactions required to be reported under Item 404 of the SEC’s Regulation S-K have been conducted in accordance with the terms of the Company’s Related Party Policy & Procedures, which covers our directors, director nominees, executive officers, and their respective immediate family members, and also may apply to outside third-parties in which any of these persons owns more than 10% of the equity, serves as an officer or equivalent or, in the case of directors, director nominees or immediate family members, is employed. Transactions with such persons are initially reviewed by our Legal Department to determine if they fall within the scope of our Related Party Policy & Procedures.
Transactions (or series of related transactions) that would generally fall within the scope of our Related Party Policy & Procedures include those in which the amount exceeds $120,000 per year, other than compensation between a person covered by the policy and the Company (and its subsidiaries). Any new transaction and any amendment to a transaction that falls within the scope of the policy is required to be reviewed and approved or ratified by the Audit Committee. Any related party transactions that are not reviewed by the

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 19

Corporate Governance (continued)

Audit Committee must be reviewed by the full Board or another committee thereof, in accordance with the terms of the Related Party Policy & Procedures. Information regarding potential related party transactions is obtained through self-reporting, including through submission of annual director and executive officer questionnaires, and through review of company records.

20 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Item 2—Ratification of Independent Registered Public Accounting Firm

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.
The primary purpose of the Audit Committee is to act on behalf of the Board of Directors in its oversight of all material aspects of the accounting and financial reporting processes, internal controls and audit functions of the Company, including its compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
Management has primary responsibility for the Company’s financial statements and reporting processes, including its internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (sometimes referred to as D&T), is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.
In fulfilling its oversight responsibilities for fiscal year 2018, the Audit Committee reviewed and discussed with both Company management and the Company’s independent auditors all annual financial statements and quarterly operating results released in fiscal year 2018 prior to their issuance. During fiscal 2018, management reviewed significant accounting and disclosure issues with the Audit Committee and advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles. These reviews also included discussions with the outside auditors of matters required to be discussed pursuant to Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board, relating to communication with audit committees. The Audit Committee also received the written disclosures and letter from D&T required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the Audit Committee concerning independence, and had discussions with D&T regarding its independence. The Audit Committee also received, reviewed and discussed with D&T the report required by Section 10A(k) of the Exchange Act.
Based on the reviews, discussions and disclosures referred to above, the undersigned Audit Committee members recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements for the fiscal year ended February 2, 2019 in the Company’s Annual Report on Form 10-K for such fiscal year.
Members of the Audit Committee
Vincent C. Byrd (Chairperson)
Mark J. Barrenechea
Emanuel Chirico
Jacqualyn A. Fouse

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 21

Item 2—Ratification of Independent Registered Public Accounting Firm (continued)

Deloitte & Touche LLP has served as our independent registered public accounting firm since the audit for the 11-month period ended January 30, 1999. For fiscal 2018, D&T rendered professional services in connection with the audit of our financial statements, including review of quarterly reports and other filings with the SEC, and also provided tax and other services. D&T is knowledgeable about our operations and accounting practices and well qualified to act as our independent registered public accounting firm, and the Audit Committee has appointed D&T as such for fiscal 2019.

AUDIT AND NON-AUDIT FEES AND INDEPENDENT PUBLIC ACCOUNTANTS
The following table presents fees for professional audit services rendered by D&T for the audit of the Company’s annual consolidated financial statements for fiscal years 2017 and 2018 and fees billed for other services rendered by D&T for fiscal years 2017 and 2018.

	Fiscal 2017	Fiscal 2018
Audit Fees	$1,295,896	$1,329,430
Audit-Related Fees	22,998	24,641
Tax Fees	71,386	82,687
All Other Fees	3,790	3,790
Total All Fees	$1,394,070	$1,440,548
Audit Fees — Audit fees for fiscal 2017 and 2018 included fees for professional services and expenses relating to the audit of our annual financial statements, the audit of our internal control over financial reporting and the review of our quarterly financial information.
Audit-Related Fees — Audit-related fees paid in fiscal 2017 and 2018 principally included fees relating to an employee benefit plan audit.
Tax Fees — Tax fees set forth for fiscal 2017 and 2018 were for tax-related services related primarily to tax consulting and tax planning.
All Other Fees — All other fees in fiscal 2017 and 2018 were for accounting research subscriptions.
The Audit Committee pre-approves all auditing services and any non-audit services that the independent registered public accounting firm is permitted to render under Section 10A(h) of the Exchange Act. The Audit Committee may delegate the pre-approval to one of its members, provided that if such delegation is made, the full Audit Committee must be presented at its next regularly scheduled meeting with any pre-approval decision made by that member. The Audit Committee has pre-approved certain non-audit services for fiscal 2019 up to $35,000 per occurrence.
Representatives of D&T will be present at the 2019 Annual Meeting of Stockholders to respond to questions and make statements as they desire.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2019.

22 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Executive Compensation

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below with the Company’s management and, based upon such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
The full text of the Compensation Committee’s charter is available on the Investor Relations portion of the Company’s website (http://investors.dicks.com).
Respectfully submitted,
Members of the Compensation Committee
Larry D. Stone (Chairperson)
William J. Colombo
Lawrence J. Schorr
Allen R. Weiss

COMPENSATION DISCUSSION AND ANALYSIS

CD&A INDEX
Our Named Executive Officers . . . . . . . . . . . . . . . . . . . . . .	23	OUR NAMED EXECUTIVE OFFICERS
Financial Results . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	24
This Compensation Discussion and Analysis describes our executive compensation program, including a discussion of the philosophy and intent of the material elements of the program. The discussion is focused on our named executive officers for fiscal 2018, who were:

Compensation Allocation . . . . . . . . . . . . . . . . . . . . . . . . . . .	24
Variable Compensation Components . . . . . . . . . . . . . . . . .	25
Governance Practices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	26
Compensation Decision-Making Practices . . . . . . . . . . . . .	27
Insight into Market Practices . . . . . . . . . . . . . . . . . . . . . . . .	28	Edward W. Stack
Stockholder Support of Our Pay Program . . . . . . . . . . . . . .	29	Chairman and Chief Executive Officer
Elements of 2018 Compensation . . . . . . . . . . . . . . . . . . . . .	29	Lee J. Belitsky
Changes to 2019 Compensation . . . . . . . . . . . . . . . . . . . . .	34	Executive Vice President — Chief Financial Officer
Stock Ownership Guidelines . . . . . . . . . . . . . . . . . . . . . . . .	35	Lauren R. Hobart
Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	35	President
		Paul J. Gaffney
COMPENSATION TABLES		Executive Vice President — Chief Technology Officer
Summary Compensation Table . . . . . . . . . . . . . . . . . . . . . .	38	Holly R. Tyson
Grants of Plan-Based Awards Table . . . . . . . . . . . . . . . . . .	40	Senior Vice President — Chief Human Resources Officer
Outstanding Equity Awards at Fiscal Year End Table . . . . .	41
Option Exercises and Stock Vested Table . . . . . . . . . . . . . .	43
Pension Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	43
Nonqualified Deferred Compensation Table . . . . . . . . . . . .	43
Potential Payments upon Termination or Change in Control	44

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 23

Executive Compensation (continued)

FISCAL 2018 FINANCIAL RESULTS

In fiscal 2018, the Company delivered earnings per diluted share ("EPS") of $3.24 and a decline in net sales of 1.8%. We ended the year with a consolidated same store sales decrease of 3.2%. We continued to make significant and meaningful contributions to the Company's long-term success, including the continued and profitable growth of our omni-channel platform, ending the year with 729 DICK'S Sporting Goods stores, 94 Golf Galaxy stores and 35 Field & Stream stores and delivered 17% growth in our eCommerce business on a 52-week to 52-week comparative basis. Our five-year top line and bottom line performance is detailed below.

*See Appendix A for the GAAP to non-GAAP reconciliations. There is no Non-GAAP EPS for fiscal 2018.

OUR COMPENSATION - WE ALLOCATE PAY WITH AN EMPHASIS ON VARIABLE COMPENSATION

Our compensation programs are designed to attract, retain, and motivate the executive management team that we need as an omni-channel specialty retail company as we continue to evolve with our customers. We want to continue to attract and retain top executive talent by providing market-competitive base salaries and time-based restricted stock grants. We motivate our executives to continue to grow and evolve with the Company by offering both short-term and long-term performance-based incentive awards as well as stock options, each of which aligns the interests of our executives with our stockholders.

Overall, a considerable portion of the compensation for our named executive officers is considered "pay-at-risk." The following chart illustrates how base salary, restricted stock, stock options and short-term incentive awards were allocated for fiscal 2018. The impact of the 2017 LTIP modification (as described on page 32) has been excluded for purposes of the following illustration.

24 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Executive Compensation (continued)

Each element of our compensation program is discussed in greater detail starting on page 29 of this proxy statement.

VARIABLE COMPENSATION IS DRIVEN BY COMPANY PERFORMANCE

Our short-term and long-term performance-based incentive programs are designed to ensure a strong connection between the Company’s performance and executive compensation. Each incentive program is distinct and rewards the achievement of specific, pre-determined financial, operational and strategic goals. Our programs are designed to provide payment to executives only upon realization of an assumed threshold (or better) achievement of Company goals. We use, or have used, one-, three-, and five-year measurement periods, depending on the specific purpose of the program. At any given time, we could have one or more incentive programs in place, which have been designed to drive strategic goals. We will continue to adopt new incentive programs based on our organizational needs and the Company’s strategic plan from time-to-time.

Short-Term Performance-Based Incentive Program - Our short-term incentive program ("STIP") is based on the Company’s annual operating plan and requires that the Company achieve a threshold level of financial performance in order for any payout to occur. The 2018 STIP required the attainment of goals relating to (1) net sales across all of our channels, which we refer to as "Consolidated Sales," and (2) adjusted consolidated earnings before taxes, referred to in this proxy statement as "Adjusted EBT." Adjusted EBT excludes certain items as approved by the Compensation Committee in accordance with the terms of the Company's 2012 Stock and Incentive Plan (the "2012 Plan"), including, but not limited to, asset write-downs, charges associated with store closings, and litigation or claim judgments or settlements.

In the event that the threshold Adjusted EBT goal is not achieved, no incentive payments are awarded, regardless of our Consolidated Sales performance. The chart below, which shows the Company’s year-over-year Consolidated Sales and Adjusted EBT performance compared to the STIP award paid to our Chief Executive Officer since 2014, illustrates the relationship between these performance metrics and historic STIP payouts.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 25

Executive Compensation (continued)

See Appendix A for the GAAP to non-GAAP reconciliations of EBT to Adjusted EBT.

Information about the metrics used and payout made for the fiscal 2018 STIP is available starting on page 30.
Long-Term Performance-Based Incentive Programs - Our performance-based restricted stock programs are special performance-based long-term grants that have typically vested over three to five years from the grant date and have provided vesting opportunities upon achievement of certain pre-established performance metrics. Most recently, we granted long-term performance-based restricted stock awards in 2017, which vest over a three-year period.
In April 2017, the Company granted performance-based restricted stock awards under a long-term incentive program, which we refer to as the 2017 LTIP. Awards granted under the 2017 LTIP will vest in April 2020 based on performance goals achieved during the 2018 fiscal year. Based on the Company's performance, the Compensation Committee determined that the 2017 LTIP would be paid out at 33.2% of target so long as the award recipient remains with the Company through April 2020. For more information on the 2017 LTIP, see "Special Long-Term Performance-Based Incentive Awards – 2017 LTIP" on page 32 of this proxy statement.

STRONG GOVERNANCE UNDERLIES OUR COMPENSATION PROGRAM

We strive to align the Company’s executive compensation program with the interests of the Company and our stockholders and we implement strong corporate governance in our executive compensation program to achieve this result. The chart below highlights certain pay practices that we utilize and those that we avoid, so as to maintain discipline in our executive compensation program.

Pay Practices We Utilize
Link Pay to Performance
We link a significant portion of executive compensation to Company performance. A substantial majority of our named executive officer's fiscal 2018 compensation was variable compensation tied to our financial performance and/or our stock price.

Use of threshold gate for payouts to occur
The Company will not payout short-term and long-term performance-based incentive awards unless the Company achieves a threshold level of earnings before taxes even if the Company meets other performance goals. This ensures that a level of stockholder value is generated before payment of performance-based incentive compensation. See pages 29 to 34 for further information.

26 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Executive Compensation (continued)

Pay Practices We Utilize
Alignment of performance metrics with Company’s strategy	The variety of performance metrics used in our performance-based incentive programs aligns compensation with Company long-term strategy. See pages 29 to 34 for further information.
Dividends on restricted stock are subject to forfeiture
The Company currently pays quarterly dividends. However, all dividends paid on restricted stock (both time and performance based) are accrued and paid only if the underlying restricted stock ultimately vests.

Stock ownership guidelines
Our stock ownership guidelines ensure that our executive officers and directors are financially invested in the Company alongside our stockholders, as further detailed on page 35 of this proxy statement.

No short-sales or hedging and restricted pledging transactions
Our executive officers and directors are strictly prohibited from engaging in short selling, put, call, or other derivative transactions or hedging or other monetization transactions in our common stock. Executive officers and directors are strongly discouraged from pledging our common stock and require pre-approval to do so.

Limited perquisites
We provide limited perquisites. Executive officers and directors are required to reimburse the Company for personal use of the Company’s aircraft. See Perquisites and Other Personal Benefits and Personal Use of Company Aircraft on page 36 for further information.

Pay Practices We Avoid
No employment agreements with our executive officers
The Company has no employment contracts with its executive officers and is only obligated to pay very limited severance in connection with non-competition agreements entered into with certain employees, including our executive officers.

No change-in-control Agreements	The Company does not have change-in-control agreements with any of its executive officers.
No automatic accelerated vesting of awards upon a change-in-control	Except for the 2017 LTIP, our equity compensation plans do not provide for automatic acceleration of vesting of awards in the event of a change-in-control. See pages 45 to 46 for further information.
No tax gross-ups	Other than for relocation benefits, we do not provide tax gross-ups on compensation or personal benefits. See pages 35 to 37 for further information.
No repricing underwater stock options	Our equity plan prohibits the repricing of stock options unless our stockholders approve such actions.

In addition to maintaining discipline in our executive compensation program, we believe these pay practices create an overall compensation program designed to motivate and reward our employees and executive officers for their performance on a short-term and long-term basis and for taking appropriate business risks. Further, these pay practices help to ensure that excessive or unnecessary risk taking is mitigated, and encourage a level of risk taking that is not reasonably likely to have a material adverse effect on the Company.

THE COMPENSATION DECISION-MAKING PROCESS IS THOROUGH AND BALANCES OBJECTIVE DATA WITH A DEEP UNDERSTANDING OF OUR BUSINESS

Participants in the compensation decision-making process utilize a combination of objective data along with a deep understanding of the Company's business as they consider each element of compensation. Further, participants in the decision-making process strive to ensure that programs are complementary and support both the short- and long-term objectives of the Company.
As of the record date, our Chairman and Chief Executive Officer controls approximately 61% of the combined voting power of our common stock and Class B common stock. He has been operating the Company since 1984 and has led the Company through its growth for over 30 years. He has a substantial role in the development of the Company’s long-term strategy, and as a result, provides critical input in the development of executive compensation programs intended to motivate executives to achieve that strategy. However, all decisions relating to executive compensation are ultimately approved by the Compensation Committee, which is comprised entirely of "Non-Employee Directors" for purposes of Rule 16b-3 under the Exchange Act. As a controlled company, the Company is not required to have an independent Compensation Committee under the listing standards of the NYSE, but we believe

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 27

Executive Compensation (continued)

that having independent voices in the executive compensation decision-making process is in the best interests of the Company’s stockholders and further ensures that we balance pay with performance.
Compensation of our Chief Executive Officer - Participants in the compensation decision-making process for our Chief Executive Officer include our Chief Human Resources Officer, the Compensation Committee and the Board. Our Chief Human Resources Officer works with management’s compensation consultant to develop and review benchmarking information. Based on this benchmarking information, our Chief Human Resources Officer provides compensation recommendations for our Chief Executive Officer to the Compensation Committee. The Compensation Committee then reviews the benchmarking information, the Company’s historical performance against performance targets for incentive compensation awards, the Company’s overall financial performance and our Chief Executive Officer’s overall performance. The Compensation Committee may also discuss these matters directly with our Chief Executive Officer. Following review, the Compensation Committee recommends compensation levels and performance targets under our STIP and any long-term incentive programs for our Chief Executive Officer, and also determines whether and to what extent and pre-established performance targets have been met. All components of our Chief Executive Officer’s compensation, including base salary, STIP, long-term incentive and other equity awards and discretionary matching contributions to the Company’s retirement programs are recommended by the Compensation Committee to the Board which subsequently considers and finalizes compensation in an executive session of independent directors.
Compensation of our other Named Executive Officers - The participants in the compensation decision-making process for our other named executive officers include our Chairman and Chief Executive Officer, our Chief Human Resources Officer and the Compensation Committee. Our Chief Human Resources Officer works with our Chairman and Chief Executive Officer to develop recommendations for all components of a named executive officer’s compensation, including recommending compensation levels and performance targets for grants of short-term and long-term incentive awards. Recommendations are based on the Company’s historical performance, the Company’s financial, operational and strategic goals, benchmarking information provided by management’s compensation consultant, the Company’s talent needs and individual performance. Recommendations regarding the compensation of our Chief Human Resources Officer is made by our Chairman and Chief Executive Officer.

The Chairman and Chief Executive Officer and Chief Human Resources Officer review the recommendations with the Compensation Committee. The Compensation Committee is responsible for approving all components of executive compensation as well as for approving performance targets for our STIP and any long-term incentive programs, and determining whether and to what extent any pre-established performance targets have been met. The Compensation Committee also reviews and approves all new and/or revised executive compensation programs.

OBJECTIVE DATA PROVIDES INSIGHT INTO MARKET PRACTICES

Role of Management’s Compensation Consultant - In 2018, management retained Towers Watson as its compensation consultant to provide market data, benchmarking research, survey information and peer group advice relating to executive compensation. Towers Watson works directly with our human resources team, including our Chief Human Resources Officer. All research for executive compensation conducted by Towers Watson is provided to the Compensation Committee directly by management. The Compensation Committee may work with its own compensation consultant as it deems necessary, but generally believes that it is preferable to coordinate with management in working with a consultant to ensure seamless administration of our compensation program.

In fiscal 2018, the aggregate fees paid to Towers Watson for their services in assisting with the determination and recommendation as to the form and amount of director and executive compensation was $136,755 and the aggregate fees for additional services provided to the Company by Towers Watson or its subsidiaries were $154,399. The Compensation Committee evaluated the independence of Towers Watson under NYSE rules, including the services provided and the associated fees paid, and has concluded that Towers Watson was independent and that its engagement did not present any conflicts of interest.
Benchmarking Executive Compensation - Company management engaged Towers Watson to review, analyze and make recommendations with respect to our named executive officer compensation, both as to individual components as well as the comprehensive package. Each pay component utilized by the Company in 2018 was analyzed using publicly available compensation data for peer group companies and general retail compensation survey data provided by Towers Watson.

In 2018, management engaged Towers Watson to conduct a review of the direct compensation components paid to our named executive officers against a specific benchmark retail group, with a focus on base pay, annual performance incentive pay and stock-

28 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Executive Compensation (continued)

based compensation. This benchmark retail group, consisting of 16 companies (referred to as the "Retail Peer Group"), was selected based on the following attributes:

•	publicly-held retailers, with an emphasis on specialty retailers

•	retailers with annual revenues between one-half and two and one-half times the Company’s annual revenue

•	retailers with which we compete for executive talent
The Retail Peer Group is reviewed, updated, and approved annually by the Compensation Committee and may change periodically based on each component retailer’s continued satisfaction of our selected attributes, as well as the overall competitive environment for executive talent.

The Retail Peer Group for 2018 compensation recommendations was comprised of the following companies:

Advance Auto Parts, Inc.	Foot Locker, Inc.	Ross Stores, Inc.
Ascena Retail Group, Inc.	Gap, Inc.	Tractor Supply Company
AutoZone, Inc.	L Brands, Inc.	Ulta Beauty Inc.
Bed, Bath & Beyond, Inc.	Michaels Stores, Inc.	VF Corporation
Big Lots, Inc.	Ralph Lauren Corporation	Williams-Sonoma, Inc.
Cabela’s Incorporated*
* Cabela's Incorporated was removed from the Company's 2019 Retail Peer Group because it no longer satisfied the selection criteria and was replaced by Kohl's Corporation.
STOCKHOLDERS SUPPORT OUR PAY PROGRAM

Say-On-Pay Vote Results - We held an advisory vote at the 2018 Annual Meeting of Stockholders where we asked our stockholders to approve, on a non-binding advisory basis, the compensation paid to our named executive officers in 2017. The Company received more than 98% approval of the votes cast with respect to the 2017 compensation paid to our named executive officers. Because the Company is a "controlled company," the Compensation Committee also considered the voting results from the Company’s unaffiliated holders of the Company’s common stock. The Committee took into account the level of stockholder support received, among other factors, into consideration in determining the Company's 2018 compensation policies and decisions.

ELEMENTS OF 2018 COMPENSATION

The combination of our fixed and variable compensation elements, including performance-based programs and time-vested equity awards, create an overall compensation program design that rewards the achievement of financial, operational and strategic goals over measurement periods of varying lengths. The Compensation Committee believes that this compensation program design creates balanced incentives for our named executive officers that encourage them to grow the Company in a disciplined, focused manner with a view towards long-term success.

Philosophy - Our executive compensation philosophy is to provide a market competitive compensation package that serves to attract, retain and motivate the executive management team that we need as an omni-channel specialty retail company as we continue to evolve with our customers and industry. In general, we align our compensation with the market median for all elements of compensation, with a willingness to pay above market median for leaders who have critical skills in key operational areas or for outstanding performance against key financial metrics.

Base Salary - Base salary is intended to provide reasonable yet market-competitive fixed pay reflective of an executive’s role, responsibilities and individual performance. The Compensation Committee examines base salary in conjunction with data provided by Towers Watson and against the Retail Peer Group to help guide it in determining base salaries.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 29

Executive Compensation (continued)

Name	Position	2018 Salary	2019 Salary	% Change
Edward W. Stack	Chairman and Chief Executive Officer	$1,000,000	$1,100,000	10.0%
Lee J. Belitsky	Executive Vice President — Chief Financial Officer	$669,500	$686,200	2.5%
Lauren R. Hobart	President	$750,000	$775,000	3.3%
Paul J. Gaffney	Executive Vice President — Chief Technology Officer	$675,000	$691,900	2.5%
Holly R. Tyson	Senior Vice President — Chief Human Resources Officer	$463,500	$475,100	2.5%

Short-Term Performance-Based Incentive Awards - The Company looks at a combination of performance metrics to design its STIP, which is an annual cash-based award. For 2018, the Company used Adjusted EBT and Consolidated Sales goals to measure whether STIP awards would be earned. The 2018 STIP components and targets were established by the Compensation Committee with the goal of driving sustained profitable growth. The metrics were based on the Company’s annual operating plan and required threshold level of Adjusted EBT to be achieved in order for any payouts to occur to our named executive officers.

The following table sets forth the specific threshold, target and maximum STIP payout amounts, as a percentage of eligible earnings, that had been potentially payable to our named executive officers under the Company’s 2018 STIP:

Name	Position	Threshold	Target	Maximum
		(as a % of eligible earnings)
Edward W. Stack	Chairman and Chief Executive Officer	90%	210%	400%
Lee J. Belitsky	Executive Vice President — Chief Financial Officer	60%	75%	150%
Lauren R. Hobart*	President	80%	100%	200%
Paul J. Gaffney	Executive Vice President — Chief Technology Officer	60%	75%	150%
Holly R. Tyson	Senior Vice President — Chief Human Resources Officer	48%	60%	120%

*	In 2019, Ms. Hobart's threshold, target, and max STIP payout amounts, as a percentage of eligible earnings, were increased to 100%, 125%, and 250%, respectively.
The determination of the actual STIP payout is based on achievement of two separate components: (1) Adjusted EBT and (2) Consolidated Sales, each set at threshold, target, and maximum levels. However, if threshold Adjusted EBT is not achieved, then no performance incentive amounts will be payable to the Company's executive officers, regardless of the level of Consolidated Sales achieved. When determining the attainment of the STIP performance metrics, the Compensation Committee may exercise discretion and adjust its evaluation of the Company's performance.
Adjusted EBT is the first and principal component of the 2018 STIP. Eighty percent (80%) of each named executive officer’s 2018 STIP award was calculated based on Adjusted EBT achieved during the fiscal year relative to the pre-determined levels of threshold, target, and maximum Adjusted EBT.
The threshold, target, and maximum Adjusted EBT levels correlate with the three levels of bonus expressed as a specified percentage of the named executive officer’s base salary actually received by the executive officer during the fiscal year. The Company uses interpolation between the threshold and low target limit and between the high target limit and maximum levels to determine the specific amount of the payout for each named executive officer with respect to the achievement of the Adjusted EBT goal between the various levels.
Consolidated Sales is the second component of the 2018 STIP. Twenty percent (20%) of each named executive officer’s fiscal 2018 STIP award was calculated based on Consolidated Sales achieved during the fiscal year. As with the Adjusted EBT component, the Company uses interpolation to determine the specific amount of the payout for each named executive officer with respect to the achievement of Consolidated Sales between the various levels.

30 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Executive Compensation (continued)

2018 Performance Goals	Weight	Threshold	Target Range		Maximum	Actual
			Low	High
Adjusted EBT* (millions)	80%	$391.8	$434.5	$457.4	$464.9	$434.6
Consolidated Sales (millions)	20%	$8,358.2	$8,616.7	$8,676.8	$8,788.0	$8,436.6
Payout Opportunity (as % of Target)		80%	100%	100%	200%
Chief Executive Officer % Attainment**						92.0%
Other NEO % Attainment						97.2%

*	See Appendix A for GAAP to non-GAAP reconciliations.

**	Chief Executive Officer % Attainment is lower than the Other NEO % Attainment because the CEO's payout curve varies from the other NEO payout curves as illustrated in the table on page 30.

To determine the actual STIP payment, the Company applies the following formula to each named executive officer:

Eligible Earnings	x	Target Payment (% of Eligible Earnings)	x	% Attainment	=	Actual STIP Payout

The table below shows the target payments for each of our named executive officers and the actual payments made to each of our named executive officers in connection with the Company's performance in 2018.

Name	Eligible Earnings	Target Payment (% of Eligible Earnings)	% Attainment	Actual STIP Payout*
				$	% Eligible Earnings
Edward W. Stack	$1,000,000	210%	92.0%	$1,932,789	193%
Lee J. Belitsky	$666,500	75%	97.2%	$485,944	73%
Lauren R. Hobart	$734,615	100%	97.2%	$714,143	97%
Paul J. Gaffney	$675,000	75%	97.2%	$492,142	73%
Holly R. Tyson	$461,423	60%	97.2%	$269,138	58%

*	Percent attainment is rounded. Consequently, the product of eligible earnings, target payment, and % attainment does not correspond to actual STIP payout shown in the table.
Annual STIP payments are paid for the most recently completed fiscal year (assuming performance levels have been met) as soon as administratively practical after the amounts are determined and certified by the Compensation Committee.
Annual Long-Term Incentive Awards - Long-term equity compensation is a key element of our executive compensation program. It is used to drive behaviors that lead to long-term growth and financial success, ensure balance between short- and long-term performance, align executive and stockholder interests, retain key executive talent, and create an association between individual pay and the long-term performance of the Company. Equity compensation also builds an ownership mentality among executives. Historically, long-term equity awards have vested over three to five-year periods from the grant date.
Annual equity awards are generally made to specified categories of employees in amounts that take into account such factors as Company and individual performance, an individual's ability to grow and add long-term value to the Company, share usage, stockholder dilution, and benchmarking information provided by management's compensation consultant. Special grants may also be authorized by the Compensation Committee for, among other things, new hires and promotions, exceptional performance or retention purposes. No special grants were made to our named executive officers in 2018.
In 2018, the Company’s annual grant of equity awards to our named executive officers was split with approximately 70% of the total grant value consisting of time-based restricted stock and the remaining 30% awarded in stock options.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 31

Executive Compensation (continued)

Stock options generally vest 25% per year over four years following the grant date and have seven year maximum terms. Restricted stock grants generally vest 100% on the third anniversary of the grant date and are subject to forfeiture if the recipient fails to remain actively employed through the vesting period. Holders of unvested restricted stock are entitled to voting and dividend rights. However, dividends are held by the Company and remain subject to forfeiture until the vesting of the underlying shares of restricted stock to which the dividends relate.
The Compensation Committee believes that a value-based approach ensures greater alignment and consistency with the external market and provides greater stability in managing equity expense. As such, the committee grants annual equity awards to each officer between 0% to 150% of an officer's target value based on Company and individual performance, individual potential, data provided by Towers Watson, and the practices of the Retail Peer Group.
The table below shows the target award value and the actual award value made to each of our named executive officers in connection with the Company's 2018 annual equity grant.

Name	Target Award Value	Actual Award Value
Edward W. Stack	$5,000,000	$5,000,000
Lee J. Belitsky	$900,000	$900,000
Lauren R. Hobart	$1,200,000	$1,200,000
Paul J. Gaffney	$1,100,000	$1,100,000
Holly R. Tyson	$500,000	$500,000
Special Long-Term Performance-Based Incentive Awards - The Company uses special performance-based restricted shares from time to time to further align executive performance with the Company’s long-term strategy. These awards are not annual awards and are not designed to provide an opportunity for annual vesting. Instead, these performance-based restricted stock awards are specifically tailored around the Company’s long-term strategic plan. Most recently, the Company granted performance-based long-term restricted stock awards in 2017. The 2017 LTIP is intended to create additional alignment between executive compensation and shareholder value creation, ensure focus on key organizational initiatives, provide financial motivation to Company leaders, and increase retention of senior leaders.
2017 LTIP - Our executive officers were granted performance-based restricted stock under the 2017 LTIP (the "2017 LTIP Awards") on April 3, 2017, that vest at the end of a three-year period from the grant date upon attainment of certain performance goals achieved during the 2018 fiscal year (the "2017 LTIP Performance Period") and continued employment through the date of payout. The total number of shares earned after the end of the 2017 LTIP Performance Period was based on the attainment of metrics of the Company’s performance in 2018 relating to digital sales; footwear sales; private brand sales; and selling, general, and administrative expenses ("SG&A") as a percent of total sales (collectively, the "2017 LTIP Performance Criteria"). Furthermore, the payouts under the 2017 LTIP were subject to an overall limit based on earnings before taxes in fiscal 2018 (the "2017 LTIP EBT").
In 2018, the Compensation Committee modified the threshold, target, and maximum amounts of the 2017 LTIP Performance Criteria and the 2017 LTIP EBT, all of which are described below, to reflect the Company’s revised expectations in response to the rapid changes within the retail industry. In accordance with the terms of the plan and the terms of the grant, the 2017 LTIP EBT excludes the impact of asset write-downs, charges associated with store closings, and litigation or claim judgments or settlements.

32 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Executive Compensation (continued)

Description of 2017 LTIP Metrics and Payout Methodology

2017 LTIP EBT
● The Company's income before taxes in 2018 (excluding the impact of asset write-downs, charges associated with store closings, and litigation or claim judgments or settlements).
Digital Sales
● The Company's online sales during 2018, excluding sales directly attributable to Team Sports Headquarters (spirit wear and uniforms) and GolfWorks, adjustments for returns made at brick and mortar stores, and shipping revenue.

Footwear Sales
● The Company's net sales attributable to footwear during 2018, excluding net sales attributable to golf shoes.
Private Brand Sales
● The Company's net sales attributable to its private brands during 2018.
SG&A as Percent of Total Sales
● The Company's SG&A divided by its net sales in 2018, excluding the impact of Team Sports Headquarters.

	Threshold (50% Target Award)		Target (100% Target Award)
2017 LTIP EBT*	$392		$457
Performance Criteria	Weight	Threshold	Target	Maximum
Digital Sales*	40%	N/A	$1,236	$1,293
Footwear Sales*	25%	$1,425	$1,443	$1,465
Private Brand Sales*	25%	$1,200	$1,237	$1,299
SG&A as a Percent of Total Sales	10%	N/A	23.06%	22.96%
Payout Opportunity (% of Target)		50%	100%	200%
* in millions
The number of shares earned under the 2017 LTIP Award is based on the attainment of the 2017 LTIP Performance Criteria. The threshold, target, and maximum levels of each of the 2017 LTIP Performance Criteria correlate with the level of payout expressed as a specified percentage of the named executive officer’s target shares. However, since the Company's performance fell below the 2017 LTIP EBT target, the payout as a percent of the target for each 2017 LTIP Performance Criteria was limited based on the the percentage of attainment of the 2017 LTIP EBT target (regardless of actual performance).
The Company uses interpolation between the threshold, target, and maximum, as applicable, to determine the attainment of the 2017 LTIP Performance Criteria and 2017 LTIP EBT.

The 2017 LTIP EBT exceeded threshold and achieved 83.1% of target based on linear interpolation between threshold and target.

$392M	$405M	$418M	$431M	$444M	$457M

50%	60%	70%	80%	90%	100%

Threshold			2017 LTIP EBT* $435M Cap - 83.1%		Target
*See Appendix A for GAAP to non-GAAP reconciliations

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 33

Executive Compensation (continued)

As for the attainment 2017 LTIP Performance Criteria, Digital Sales exceeded its maximum and the remaining criteria fell below their respective payout levels. Furthermore, the payout based on Digital Sales performance criteria was reduced from 200% to 83.1% as a result of the payout cap imposed by the 2017 LTIP EBT falling below target. Consequently, the named executive officers will receive 33.2% of their target shares under the 2017 LTIP, assuming continued employment as of April 2020. The chart below illustrates the calculation of the 2017 LTIP payout.

Performance Criteria	Weight	Actual		Payout % of Target	Actual Score
Digital Sales*	40%	$1,312	Above Max	83.1%	33.2%
Footwear Sales*	25%	N/A	Below Threshold	0%	0%
Private Brand Sales*	25%	N/A	Below Threshold	0%	0%
SG&A as % of Total Sales	10%	N/A	Below Threshold	0%	0%
Payout (% of Target Shares)					33.2%
* in millions
The actual number of shares received under the 2017 LTIP Awards was determined by the following formula:

Target # of Shares	x	Weighted Score	=	Actual # of Shares Earned under the 2017 LTIP
When applying the closing price of the Company's common stock on March 19, 2019 of $35.28, the named executive officers received approximately 23.9% of the grant date value of the 2017 LTIP target.

Name	Target Shares (#)	Grant Date Value Target	Performance Criteria Payout %	Actual Shares Earned (#)	Award Value[1]
Edward W. Stack	25,474	$1,250,009	33.2%	8,457	$298,363
Lee J. Belitsky	25,474	$1,250,009	33.2%	8,457	$298,363
Lauren R. Hobart	25,474	$1,250,009	33.2%	8,457	$298,363
Paul J. Gaffney[2]	14,860	$429,454	33.2%	4,934	$174,072
Holly R. Tyson	10,190	$500,023	33.2%	3,383	$119,352
1 The award value is based on the closing stock price on the date the Compensation Committee certified the Company’s performance during the 2017 LTIP Performance Period.

[2]
The target number of shares Mr. Gaffney received under the 2017 LTIP was equal to the target number of shares established for Messrs. Stack and Belitsky and Ms. Hobart in April 2017 and pro-rated according to the date on which he joined the Company.

For an executive officer to earn and be paid shares under the 2017 LTIP Award, the executive must generally remain an employee of the Company until the end of the 2017 LTIP vesting period (i.e., April 2020), except in certain specified circumstances set forth in the award agreement.

CHANGES TO 2019 COMPENSATION

In 2019, the Compensation Committee increased the potential value of the annual equity award to anywhere between 0% to 300% of an officer's target value although no named executive officers received an annual equity award in 2019 above 150% of their target value. The Committee also altered the design of the 2019 STIP and approved a special grant of restricted stock, both of which are described below.

34 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Executive Compensation (continued)

Change to 2019 STIP Design - The payout under the 2019 STIP will be based 100% on Adjusted EBT and will have the same payout opportunities as described on page 30. In addition to the payout determined by the attainment of the Adjusted EBT goals, the named executive officers may receive an additional payout based on consolidated same store sales growth goals. The Adjusted EBT and consolidated same store sales growth goals are based on the Company's annual operating plan and a minimum level of Adjusted EBT must be attained before payouts based on consolidated same store sales growth may occur.
Special Grant of Restricted Stock - The Compensation Committee granted certain key officers restricted stock awards in addition to their annual equity grants. The restricted stock awards will vest 100% on the first anniversary of the grant date. In deciding to grant this award, the Compensation Committee took into consideration the retention of top executives in light of several factors impacting company performance against 2018 STIP and 2017 LTIP goals, including a major vendor's broadened distribution channel strategy and the Company's strategic decisions with respect to hunt and electronics. The restricted stock awards are subject to forfeiture if the recipient fails to remain actively employed through the vesting period. The table below sets forth the amounts of these restricted stock awards:

Name	Restricted Stock Shares	Restricted Stock Value[1]
Lee J. Belitsky	18,000	$688,860
Lauren R. Hobart	18,500	$707,995
Paul J. Gaffney	11,000	$420,970
Holly R. Tyson	7,500	$287,025

[1]	The restricted stock value is based on $38.27, which was the closing stock price on the date the restricted stock were issued.

STOCK OWNERSHIP GUIDELINES KEEP OUR EXECUTIVES INVESTED

The Compensation Committee maintains stock ownership guidelines to further align the interests of our executive officers and directors with the interests of our stockholders and to encourage long-term stock ownership. The guidelines apply for so long as the executive officer or director occupies such positions.
The stock ownership guidelines for named executive officers and directors are as follows:

Role	Value of Common Stock to be Owned
Chairman and Chief Executive Officer	6 times base salary
President / Executive Vice Presidents	3 times base salary
Other Executive Officers	1 times base salary
Board of Directors	5 times annual retainer — $375,000*

*	The stock ownership guidelines for the members of the Board of Directors increased from $350,000 in fiscal 2018 to five time the annual retainer, which equals $375,000, in fiscal 2019.
All shares of common stock beneficially owned by the executive officer or director, including time-based and performance-based restricted stock and stock underlying exercisable and unexercisable stock options, as well as shares of Class B Common Stock, are counted towards the ownership requirement. Executive officers and directors have three years from the time they become subject to the guidelines to reach the ownership requirements, and compliance is reviewed every year based on the record date for the Company’s Annual Meeting of stockholders. If an executive officer or director does not meet the ownership requirement within the time prescribed, he or she will not be permitted to sell net shares obtained through stock option exercises or released in connection with the vesting of restricted stock until the ownership requirement is met. As of the record date for the 2019 Annual Meeting, all named executive officers currently employed by the Company and all directors were in compliance with the stock ownership requirements.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 35

Executive Compensation (continued)

ADDITIONAL INFORMATION

Retirement and Other Benefits - The Company’s Smart Savings 401(k) Plan, established pursuant to Section 401(k) of the Code, covers all salaried employees (including named executive officers) and certain hourly employees. Under its terms, the Company may make an annual discretionary matching contribution, which typically has been paid out at 50% of the first 10% of the participant’s deferral. Each of our named executive officer’s contribution to his or her 401(k) account is capped at 3% of his or her base salary (net of any contributions to the Officer’s Supplemental Savings Plan, the Company’s nonqualified deferred contribution plan discussed below). The participant must be an active employee on December 31 of the plan year to receive any matching contribution for that year. Company contributions vest 20% per year of service and become fully vested when a participant attains five years of service. Thereafter, all Company contributions are fully vested. The Compensation Committee has delegated authority to a management subcommittee to approve the Company’s annual matching contributions up to $1.00 per every dollar deferred by the participant up to the first 10% of the participant’s deferral, including contributions to any named executive officers. Any Company contributions above that match level require approval from the Compensation Committee. The Compensation Committee is informed of any matches approved by the management subcommittee.
Officers’ Supplemental Savings Plan - The Dick’s Sporting Goods Officers’ Supplemental Savings Plan, referred to as the Officers’ Plan, is a voluntary nonqualified deferred compensation plan that became effective in April 2007. The Officers’ Plan was implemented for the purpose of attracting high quality executives by providing a more robust retirement savings opportunity and by including a match provision, which we believe promotes in our key executives an increased interest in the successful operation of the Company. The Officers’ Plan provides participants an opportunity to participate in a deferred contribution plan above the 401(k) plan, which caps the level of contributions that they can make. Certain key executives, including our named executive officers, are eligible to participate in the Officers’ Plan. For information regarding the terms of the Officers’ Plan, including matching amounts received by our named executive officers, see the "Nonqualified Deferred Compensation Table" and subsequent narrative description set forth on pages 43 to 44 of this proxy statement.
Perquisites and Other Personal Benefits - Perquisites are not a material component of the Company's executive compensation program. With the exception of limited perquisites available to our Chairman and Chief Executive Officer, our executive officers do not receive personal benefits that are not otherwise widely available to employees, except for certain personal security services provided in 2018 and use of the Company aircraft, both as described below. Our Chairman and Chief Executive Officer receives certain life insurance, country club and professional service benefits. The Company leases suites at certain sporting event venues for business purposes. Executive officers and employees may have the opportunity to use tickets at individual events if the suites are not being used for business purposes. There is no incremental cost to the Company for providing these individual tickets to employees. For a description of the perquisites and the attributed costs of these benefits, see our "Summary Compensation Table" on pages 38 to 39 of this proxy statement.
Personal Security Services - In February 2018, the Company made a well-publicized decision to change its firearms policy. Although personal security services are not part of the Company's executive compensation package, the Company believed that it was reasonable and necessary to provide personal security services to its Chairman & Chief Executive Officer and President and their families due to the controversial nature of the policy change. Additional security services were also maintained at the Company's business facilities. These additional security services were provided solely in connection with the policy change and continued for a limited duration. Personal security services are generally not part of the Company's executive compensation package. Reportable security expenses are included in the “All Other Compensation” column of the Summary Compensation Table.
Personal Use of Company Aircraft - The Company permits named executive officers and directors to use the Company’s aircraft for personal use (including their guests who may fly on a space-available basis) only if our Chairman and Chief Executive Officer approves the personal use and the named executive officer or director pays the Company the aggregate incremental cost of the flight. Our Chairman and Chief Executive Officer also may use the Company aircraft for personal use (including his guests who may fly on a space-available basis) so long as he pays the Company the aggregate incremental cost of the flight. In limited instances where the Compensation Committee (or the Board in the case of the Chairman and Chief Executive Officer) permits a named executive officer or director to use the Company aircraft for personal use without paying the Company the full aggregate incremental cost of the flight, any unreimbursed amounts will be considered compensation to the named executive officer or director and will be included in our "Summary Compensation Table" or "Director Compensation Table" and, if applicable, reported for income tax purposes based on Internal Revenue Service guidelines. In fiscal 2018, all named executive officers and directors who used the Company's aircraft for personal use paid the Company the aggregate incremental cost of all such flights.

36 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Executive Compensation (continued)

Written Employment Arrangements - We do not have employment agreements with our named executive officers. In some instances in connection with the negotiation of new hires, we have entered into offer letters with our executive officers, which have provided them with written assurances of certain elements of compensation for the year in which they join the Company.
Severance and Change-in-Control Agreements - We do not have severance or change-in-control agreements with our executive officers. We have a general severance policy that applies to a broad base of employees pursuant to which we pay severance equal to the greater of four (4) weeks of pay or one (1) week of pay for every year of employment with us. The Company has entered into Non-Competition and Confidentiality Agreements with all of its executive officers, other than the Chairman and Chief Executive Officer, which provide for severance consistent with this broad based policy. See "Non-Competition Agreements" on page 44 for more information. The Company may also, in its discretion, offer other arrangements to named executive officers or employees whose employment with the Company terminates.
Tax and Accounting Implications - Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for individual compensation over $1 million paid in any taxable year to each of the persons that meet the definition of a covered employee. For fiscal 2018, covered employees include anyone who was a covered employee for any taxable year beginning after December 31, 2016, anyone who held the position of Chief Executive Officer or Chief Financial Officer at any time during the fiscal year and the three most highly compensated employees who acted as executive officers (other than as CEO or CFO) at any time during the fiscal year. Prior to the enactment of U.S. tax reform in 2017, certain performance-based compensation was exempt from the Section 162(m) deduction limit. However, for tax years beginning after December 31, 2017, the performance-based compensation exemption was eliminated unless the compensation qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

The Compensation Committee will continue to take into account the tax and accounting implications (including the tax deductibility of executive compensation) when making compensation decisions, but it reserves its right to continue to make compensation decisions based on other factors it determines to be in the best interests of the Company and its stockholders.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 37

Compensation Tables

SUMMARY COMPENSATION TABLE—2018, 2017, 2016
The following table summarizes the compensation for our named executive officers for the fiscal years ended February 2, 2019 February 3, 2018 and January 28, 2017.

Year(1) (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(3) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5) (h)	All Other Compensation ($) (i)		Total ($)(6) (j)

Edward W. Stack,
Chairman and Chief Executive Officer (7)
2018	$1,000,000	—	$4,364,599	$1,500,004	$1,932,789	$50,000	$236,013	(8)	$9,083,405
2017	$1,019,231	—	$6,500,008	$2,250,005	—	$200,000	$66,326		$10,035,570
2016	$1,000,000	—	$5,250,017	$2,249,405	$3,257,168	$50,000	$64,697		$11,871,287
Lee J. Belitsky,
Executive Vice President — Chief Financial Officer
2018	$666,500	—	$1,494,604	$270,004	$485,944	$13,285	$4,300	(9)	$2,934,637
2017	$662,500	—	$1,880,018	$269,996	—	$45,703	$3,975		$2,862,192
2016	$541,983	—	$539,981	$809,932	$654,052	$18,031	$3,975		$2,567,954
Lauren R. Hobart,
President (7)
2018	$734,615	—	$1,704,597	$359,999	$714,143	$5,000	$45,564	(10)	$3,563,918
2017	$640,000	—	$2,194,999	$405,000	—	$36,376	$3,975		$3,280,350
2016	$520,000	—	$539,981	$809,932	$627,524	$12,500	$3,975		$2,513,912
Paul J. Gaffney,
Executive Vice President — Chief Technology Officer
2018	$675,000	—	$1,274,337	$330,004	$492,142	$6,750	$249,178	(11)	$3,027,411
2017	$142,788	$1,500,000	$1,120,020	$480,102	—	$260	$5,236		$3,248,406
Holly R. Tyson
Senior Vice President — Chief Human Resources Officer
2018	$461,423	—	$695,850	$150,004	$269,138	$9,197	$250	(12)	$1,585,862

(1)	Fiscal year 2017 comprised a 53-week period ended February 3, 2018. Fiscal years 2018 and 2016 comprised a 52-week period ended February 2, 2019 and January 28, 2017, respectively.

(2)
The values set forth in this column represent the aggregate grant date fair value of restricted stock awards and performance-based stock awards and the aggregate incremental fair market value in connection with the modification of performance-based stock award granted under our 2017 LTIP, in each case, computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). For 2018, the values under Stock Awards include shares of restricted stock that vest with the passage of time and the aggregate incremental fair market value in connection with the modification of performance-based restricted stock granted under our 2017 LTIP. For Messrs. Stack and Belitsky and Ms. Hobart, the aggregate incremental fair market value of the 2017 LTIP modification was $864,588, and the aggregate incremental fair market value of the 2017 LTIP modification for Mr. Gaffney and Ms. Tyson was $504,348 and $345,849, respectively. For 2017, the values under Stock Awards include shares of restricted stock that vest with the passage of time, as well as the value of the performance-based stock awards granted under our 2017 LTIP based on the probable outcome of the 2017 LTIP Performance Criteria as of the grant date. The value of the 2017 LTIP award on the grant date assuming the maximum value of the award would have been: Messrs. Stack, Belitsky and Ms. Hobart - $2,500,018; Ms. Tyson - $999,998; and Mr. Gaffney - $858,908. See Annual Long-Term Incentive Awards on page 31 for a discussion of the restricted stock awards granted to our named executive officers and see Special Long-Term Performance-Based Incentive Awards on page 32 for a discussion of the 2017 LTIP. A discussion of the relevant assumptions made in the valuation of the awards may be found in Note 10 ("Stock-Based Compensation and Employee Stock Plans") of the footnotes to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2019 filed with the SEC on March 29, 2019.

(3)
The values set forth in this column represent the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). See Annual Long-Term Incentive Awards on page 31 for a discussion of the stock option awards granted to our named executive officers.

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Compensation Tables (continued)

(4)
Includes STIP payouts for Company performance in each of fiscal 2018, 2017 and 2016, regardless of when paid. Under the Company’s 2012 Plan, the relevant performance measures for the annual performance incentive awards are satisfied in fiscal 2018, 2017 and 2016, as applicable, and thus are reportable in fiscal 2018, 2017 and 2016, as applicable, even though payments, if any, were made in fiscal 2019, 2018 and 2017, respectively.

(5)	Represents mandatory Company contributions to the Officer’s Plan. See the "Nonqualified Deferred Compensation Table" and accompanying narrative on page 43 for more information.

(6)	Totals may not sum due to rounding.

(7)	Neither Mr. Stack nor Ms. Hobart receive any compensation from the Company in connection with their service as a member of the Board.

(8)
All Other Compensation for fiscal 2018 consisted of $170,856 in personal security services provided to Mr. Stack and his family in addition to the security services provided at business facilities; insurance premiums of $41,392 paid in fiscal 2018 on two life insurance policies for the benefit of Mr. Stack, the beneficiaries of which are chosen by Mr. Stack; $18,887 of country club dues; Company discounts provided to certain members of Mr. Stack's family under the Company's employee discount program; and matching contributions to the Company’s defined contribution plan. See page 36 for a discussion of the personal security services.

(9)	All Other Compensation for fiscal 2018 consisted matching contributions to the Company's defined contribution plan and a holiday gift.

(10)
All Other Compensation for fiscal 2018 consisted of $41,039 in personal security services provided to Ms. Hobart and her family in addition to the security services provided at business facilities, matching contributions to the Company's defined contribution plan, and a holiday gift. See page 36 for a discussion of the personal security services.

(11)	All Other Compensation for fiscal 2018 consisted of relocation benefits of $137,367, a tax gross-up payment of $111,562 relating to the relocation benefits, and a holiday gift.

(12)	All Other Compensation for fiscal 2018 consisted of a holiday gift.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 39

Compensation Tables (continued)

GRANTS OF PLAN-BASED AWARDS TABLE—2018
The following table sets forth each award granted to a named executive officer in fiscal 2018 under plans established by the Company.

Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh)(3) (k)	Grant Date Fair Value of Stock and Option Awards(4) ($) (l)
	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Edward W. Stack
3/21/2018				12,737	25,474	50,948				$864,588
4/3/2018							103,520			$3,500,011
4/3/2018								160,600	$33.81	$1,500,004
—	$900,000	$2,100,000	$4,000,000
Lee J. Belitsky
3/21/2018				12,737	25,474	50,948				$864,588
4/3/2018							18,634			$630,016
4/3/2018								30,578	$33.81	$270,004
—	$399,900	$499,875	$999,750
Lauren R. Hobart
3/21/2018				12,737	25,474	50,948				$864,588
4/3/2018							24,845			$840,009
4/3/2018								40,770	$33.81	$359,999
—	$587,692	$734,615	$1,469,230
Paul J. Gaffney
3/21/2018				7,430	14,860	29,720				$504,348
4/3/2018							22,774			$769,989
4/3/2018								37,373	$33.81	$330,004
—	$405,000	$506,250	$1,012,500
Holly R. Tyson
3/21/2018				5,095	10,190	20,379				$345,849
4/3/2018							10,352			$350,001
4/3/2018								17,222	$33.81	$150,004
—	$221,483	$276,854	$553,708

(1)	Actual STIP payments based on the Company’s fiscal 2018 performance are set forth in column (g) of our "Summary Compensation Table."

(2)
Represents the aggregate incremental fair market value in connection with the modification of performance-based restricted stock granted under our 2017 LTIP. The performance-based restricted stock issued pursuant to the 2017 LTIP had the potential to vest up to 200% based on level of performance targets achieved. Threshold, Target, and Maximum shown in the table represent 50%, 100% and 200% of the award. On March 19, 2019, the Compensation Committee certified the Company's performance under the 2017 LTIP, and it determined that 33.2% of the performance-based restricted stock will vest on April 3, 2020. See Special Long-Term Performance-Based Incentive Awards on page 32 for a discussion of the 2017 LTIP.

(3)	The exercise price of the stock options awarded was determined in accordance with the 2012 Plan, which provides that the exercise price for each option will be the fair market value on the grant date.

(4)
The grant date fair value calculations with respect to the restricted stock or options awarded to the named executive officers in fiscal 2018 under the 2012 Plan and the aggregate incremental fair value in connection with the modification of the performance-based restricted stock granted under our 2017 LTIP are computed in accordance with FASB ASC Topic 718 (disregarding any estimates of forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in the valuation of the awards may be found in Note 10 ("Stock-Based Compensation

40 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Compensation Tables (continued)

and Employee Stock Plans") of the footnotes to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2019 filed with the SEC on March 29, 2019.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE—2018
The following table sets forth all unexercised stock options and unvested restricted stock awarded to our named executive officers by the Company that were outstanding as of February 2, 2019.

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(1)
Edward W. Stack
	112,164	—		—	$48.60	4/3/2019
	78,630	—		—	$46.29	4/3/2020
	31,120	—		—	$55.29	4/3/2021
	72,925	24,309	(1)	—	$58.48	4/3/2022
	79,730	79,731	(2)	—	$47.09	4/3/2023
	37,802	113,408	(3)	—	$49.07	4/3/2024
	—	160,600	(4)	—	$33.81	4/3/2025
							111,489	(5)	$3,929,987
							106,990	(6)	$3,771,398
							103,520	(7)	$3,649,080
										25,474	(8)	$897,959
Lee J. Belitsky
	9,672	—		—	$48.60	4/3/2019
	15,259	—		—	$46.29	4/3/2020
	10,275	—		—	$55.29	4/3/2021
	26,862	—		—	$44.38	10/3/2021
	36,997	12,333	(1)	—	$58.48	4/3/2022
	32,820	32,820	(2)	—	$47.09	4/3/2023
	5,208	15,625	(3)	—	$49.07	4/3/2024
	—	30,578	(4)	—	$33.81	4/3/2025
							11,467	(5)	$404,212
							12,839	(6)	$452,575
							18,634	(7)	$656,849
										25,474	(8)	$897,959

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 41

Compensation Tables (continued)

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Lauren R. Hobart
	9,672	—		—	$48.60	4/3/2019
	15,259	—		—	$46.29	4/3/2020
	10,275	—		—	$55.29	4/3/2021
	13,129	4,377	(1)	—	$58.48	4/3/2022
	19,179	6,394	(9)	—	$51.02	10/3/2022
	32,820	32,820	(2)	—	$47.09	4/3/2023
	7,812	23,438	(3)	—	$49.07	4/3/2024
	—	40,770	(4)	—	$33.81	4/3/2025
							11,467	(5)	$404,212
							19,258	(6)	$678,845
							24,845	(7)	$875,786
										25,474	(8)	$897,959
Paul J. Gaffney
	15,918	47,756	(10)	—	$28.90	12/3/2024
	—	37,373	(4)	—	$33.81	4/3/2025
							25,838	(11)	$910,790
							22,774	(7)	$802,784
										14,860	(8)	$523,815
Holly R. Tyson
	13,666	13,668	(12)	—	$51.42	8/3/2023
	3,024	9,073	(3)	—	$49.07	4/3/2024
	—	17,222	(4)	—	$33.81	4/3/2025
							4,745	(13)	$167,261
							7,133	(6)	$251,438
							10,352	(7)	$364,908
										10,190	(8)	$359,198

(1)	Stock option vests at the rate of 25% per year, with vesting dates of April 3, 2016, April 3, 2017, April 3, 2018 and April 3, 2019.

(2)	Stock option vests at the rate of 25% per year, with vesting dates of April 3, 2017, April 3, 2018, April 3, 2019 and April 3, 2020.

(3)	Stock option vests at the rate of 25% per year, with vesting dates of April 3, 2018, April 3, 2019, April 3, 2020 and April 3, 2021.

(4)	Stock option vests at the rate of 25% per year, with vesting dates of April 3, 2019, April 3, 2020, April 3, 2021 and April 3, 2022.

(5)	Restricted stock award vests 100% on April 3, 2019.

(6)	Restricted stock award vests 100% on April 3, 2020.

(7)	Restricted stock award vests 100% on April 3, 2021.

(8)
Represents the target number of shares of unvested performance-based restricted stock granted under our 2017 LTIP. On March 19, 2019, the Compensation Committee certified the Company's performance under the 2017 LTIP, and it determined that 33.2% of the performance-based restricted stock will vest on April 3, 2020.

(9)	Stock option vests at the rate of 25% per year, with vesting dates of October 3, 2016, October 3, 2017, October 3, 2018 and October 3, 2019.

(10)	Stock option vests at the rate of 25% per year, with vesting dates of December 3, 2018, December 3, 2019, December 3, 2020 and December 3, 2021.

(11)	Restricted stock award vests at the rate of 33% per year, with the vesting dates of December 3, 2018, December 3, 2019 and December 3, 2020.

42 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Compensation Tables (continued)

(12)	Stock option vests at the rate of 25% per year, with vesting dates of August 3, 2017, August 3, 2018, August 3, 2019 and August 3, 2020.

(13)	Restricted stock award vests 100% on August 3, 2019.

OPTION EXERCISES AND STOCK VESTED TABLE — 2018
The following table sets forth, with respect to our named executive officers, all options that were exercised and restricted stock that vested during fiscal 2018.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($) (e)
Edward W. Stack	—	—	89,774	$3,035,259
Lee J. Belitsky	—	—	9,234	$312,202
Lauren R. Hobart	—	—	7,794	$264,635
Paul J. Gaffney	—	—	12,917	$481,804
Holly R. Tyson	—	—	—	—

PENSION BENEFITS
The Company did not have in fiscal 2018, and currently does not have, any plans that provide for payments or other benefits at, following, or in connection with the retirement of our named executive officers, other than tax qualified and/or nonqualified defined contribution plans.

NONQUALIFIED DEFERRED COMPENSATION TABLE — 2018
The following table sets forth amounts contributed during fiscal 2018 by our named executive officers under the Company’s defined contribution plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)(1)	Registrant Contributions in Last Fiscal Year ($) (c)(2)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($)(f) (3)
Edward W. Stack	$259,616	$50,000	$(33,080)	$(1,663,994)	$4,441,116
Lee J. Belitsky	$69,075	$13,285	$(116,653)	—	$2,642,369
Lauren R. Hobart	$25,962	$5,000	$(21,534)	—	$876,713
Paul J. Gaffney	$37,644	$6,750	$(229)	—	$47,083
Holly R. Tyson	$47,821	$9,197	$280	—	$140,186

(1)
Amounts set forth in this column (b) reflect amounts deferred and contributed by the named executive officer under the Officers’ Plan, which became effective April 1, 2007. Fiscal 2018 executive contributions are included in the Summary Compensation Table as (i) 2018 Salary and/or (ii) 2018 Non-Equity Incentive Plan Compensation depending on the named executive officer’s deferral election.

(2)	Amounts set forth in this column (c) are reported in the Summary Compensation Table as Change in Pension Value and Nonqualified Deferred Compensation Earnings.

(3)	Includes unvested Company contributions.

As described on page 46 of this proxy statement, our named executive officers participate in the Officers’ Plan, pursuant to which they have the opportunity to defer up to 25% of their base salary and up to 100% of their annual performance incentive payment, to be allocated among a range of investment choices. Gains and losses are credited based on the participant's election of a variety of

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 43

Compensation Tables (continued)

investment choices. Participants' accounts may appreciate and/or depreciate depending on the performance of their investment choices. None of the investment choices provide returns at above-market or preferential rates.
Deferral amounts are 100% vested and matching contributions, including future contributions, become 100% vested after five years of plan participation, or upon the named executive officer’s death, disability or upon a change-in-control of the Company. Named executive officers may elect to receive distributions from the Officers’ Plan as a lump sum, in annual installments (with any installment term between two (2) and twenty (20) years), or a combination of the two options. Vested matching contributions may be distributed only after a named executive officer reaches age 55, or upon the named executive officer’s death or disability (as defined in applicable Treasury regulations), or in the event of certain hardships or changes of control (each as defined under Section 409A of the Code).
Under the Officers’ Plan, the Company is required to match amounts deposited into plan accounts at a rate of 20% of the participant’s annual deferral, up to a $200,000 maximum match per year. Matching amounts are contributed as one lump sum following the end of the year, and the named executive officer must be an eligible participant as of December 31 to receive the matching contribution for that year. The Company also has the ability to make a discretionary matching contribution as determined from time to time by the Board. The Company may determine a vesting schedule for discretionary contributions that is different from the vesting schedule for mandatory matching contributions. The Company established a rabbi grantor trust, with a third-party trust company as trustee, for the purpose of providing the Company with a vehicle to fund participant contributions and Company matching amounts under the Officers’ Plan.
The Officers’ Plan is intended to constitute a nonqualified, unfunded plan for federal tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, is intended to comply with Section 409A of the Code, and contains restrictions to help ensure compliance. Our obligations to pay deferred compensation under the Officers’ Plan are unsecured general obligations of the Company. We may amend or terminate the Officers’ Plan at any time in whole or in part, provided that no amendment or termination may reduce the amount credited to accounts at the time of such amendment or termination.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
Certain of our Company’s plans and programs provide for payments in connection with a termination of employment or a change-in-control of the Company. The Company does not have any employment agreements with our named executive officers, and there are no pension plans or other deferred compensation plans in which our named executive officers participate, other than the Officers’ Plan. The Company also does not have severance or change-in-control agreements in place with our named executive officers except for the non-competition and confidentiality agreements discussed in greater detail below, which provide for severance obligations consistent with the Company's broad-based severance policy.

The information below describes and quantifies certain compensation that would become payable under our existing plans and arrangements if a named executive officer’s employment had terminated on February 1, 2019 (the last trading day prior to the end of our fiscal year, February 2, 2019, which was a Saturday), given the named executive officer’s compensation and service levels as of such date and, if applicable, based on our closing stock price on February 1, 2019. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) savings plan and accrued vacation pay. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, such as the timing during the year of any such event and the Company’s stock price, any actual amounts paid or distributed may differ from the amounts enumerated below.
Non-Competition Agreements — All of our current named executive officers, other than our Chairman and Chief Executive Officer and controlling stockholder, have executed non-competition and confidentiality agreements with the Company providing them with limited payments upon termination under certain circumstances. Under these agreements, named executive officers are not provided with payments if they voluntarily terminate employment, retire, die or become permanently disabled or are terminated for any of the following reasons: (i) fraud or felonious conduct; (ii) embezzlement or misappropriation of Company funds or property; (iii) material breach of the non-competition, non-solicitation or confidentiality covenants set forth in their agreement with the Company or any material violation of the provisions of the Company’s employee handbook; (iv) gross negligence; or (v) their consistent inability or refusal to perform, or willful misconduct in or disregard of the performance of their duties and obligations, under certain circumstances. Under these agreements, upon the termination of employment of a named executive officer for any reason other than those set forth above and subject to compliance with the relevant non-competition, non-solicitation and confidentiality covenants, we are obligated to pay to that named executive officer an amount equal to the greater of four weeks of pay or one week of pay for every year of employment with us, in each case at the named executive officer’s base salary in effect immediately prior to termination. The payment

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Compensation Tables (continued)

is payable bi-weekly in accordance with the Company’s regular payroll practices. The Company in its discretion may offer other arrangements to employees who end employment with the Company.
Equity Awards — Outstanding equity awards held by our named executive officers as of February 1, 2019 (the last trading day of fiscal 2018) were issued pursuant to our 2002 Plan and 2012 Plan.
Under the terms and conditions of the 2002 Plan, if a named executive officer’s continuous status as an employee is terminated, the non-vested portion of any stock option or restricted stock award will be deemed canceled on the termination date and any vested portion of any stock option will, unless otherwise set forth in the award, remain exercisable for the lesser of a period of (i) 90 days following termination or (ii) the expiration date of the stock option. Except as otherwise set forth in the award itself, in the event that the named executive officer voluntarily terminates employment due to a total and permanent disability (as defined in Section 22(e)(3) of the Code) or due to the employee’s death, the non-vested portion of any restricted stock award and associated accumulated dividends shall immediately vest, the non-vested portion of any stock option will be deemed canceled on the termination date and any vested portion of the stock option will remain exercisable for the lesser of a period of (i) 12 months following termination or (ii) the expiration date of the stock option. In each case, the 2002 Plan grants the administrator the ability to set other periods of time during which an award can be exercised, as may be set forth in the document evidencing such option or award.
Under the 2012 Plan, upon termination of a named executive officer’s continuous status as an employee due to death or total and permanent disability (as defined in Section 22(e)(3) of the Code), (i) all unvested time-based restricted stock awards, and associated accumulated dividends, shall vest immediately and (ii) performance-based restricted stock awards will vest if the performance metrics are met. If the termination of continuous status as an employee occurs by any reason other than death or total and permanent disability, any time-based and performance-based restricted stock awards that have not vested shall, unless otherwise specified by the Compensation Committee or the terms of the award, be automatically forfeited. Under the 2017 LTIP, upon the retirement of a named executive officer (defined as a voluntary termination by the officer on or after attainment of age 55 with a minimum of fifteen years of service), the award will vest on a pro-rated basis as long as the officer was employed for at least one year of the vesting period. Upon termination of a named executive officer’s continuous status as an employee for any reason, the non-vested portion of any stock option will expire immediately and any vested portion of a stock option shall remain exercisable for a period of (i) 90 days in the event of termination of the executive officer’s status as an employee; (ii) 12 months in event of termination as a result of death or total and permanent disability (as defined in Section 22(e)(3) of the Code); or (iii) 36 months in the event of retirement, which is defined as having attained at least age 55 with 15 or more years of service, as determined by the Plan Administrator (or earlier in each instance upon expiration of the stock options term).
"Continuous status as an employee" is defined under each Plan as the absence of any interruption or termination of the employment relationship, except in the case of (i) sick leave, which is further defined in the 2012 Plan as approved medical, disability, or family leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided such period does not exceed 90 days, unless reemployment is guaranteed by contract, statute or Company policy; or (iv) transfers between locations of the Company or between the Company and its subsidiaries.
Under the 2002 Plan, in the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company’s assets, the Board may authorize all outstanding stock options or stock appreciation rights to be assumed or an equivalent stock option or right to be substituted by the successor corporation or parent or subsidiary of such successor corporation. In the event that the successor corporation does not agree to assume the stock options or rights, or to substitute an equivalent stock option or stock appreciation right, the Board shall provide for employees to have the right to exercise all stock options previously granted to such employee, including those not otherwise exercisable at the time. Under the terms of the 2012 Plan, the Board may authorize outstanding awards to be assumed or an equivalent award be substituted by the successor corporation and may assign such awards to the successor corporation. In the event that the successor corporation does not agree to assume the awards, or to substitute an equivalent award, then the Board may provide that all outstanding options and stock appreciation rights become vested and exercisable, and vesting restrictions on restricted stock and other awards lapse. The 2017 LTIP Award shares that have not been previously canceled and forfeited will become fully vested and payable based on the Company’s actual attainment of the 2017 LTIP Performance Criteria. The Board retains the ability to substitute, adjust, or otherwise settle outstanding awards, including cashing out such awards, as it deems appropriate and consistent with the 2012 Plan’s purposes.
The 2012 Plan provides that unvested or unexercised equity awards may be subject to cancellation and that recoupment of the value of shares distributed under awards already vested may be required, upon the occurrence of certain specified events, including termination of employment for cause, violation of material Company policies, or other conduct that is detrimental to the business or reputation of the

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 45

Compensation Tables (continued)

Company. In addition, awards may be subject to clawback, as determined by the Compensation Committee, to the extent required by applicable law or securities exchange listing standard, including, but not limited to, Section 304 of the Sarbanes-Oxley Act of 2002.
Officers’ Supplemental Savings Plan — Under the terms of the Officers’ Plan, in the event of a participant’s retirement or early retirement (defined below), death, disability (as defined in applicable Treasury regulations) or in the event of certain hardships or changes-in-control (each as defined under Section 409A of the Code), the participant is entitled to receive an amount equal to the participant’s contributions and vested and unvested matching and discretionary contributions by the Company. This amount is payable in a single lump sum unless the participant has elected to receive the distribution in installments.
Upon termination of employment other than by reason of retirement, early retirement, death or termination for cause (defined below), the participant is entitled to receive a termination benefit equal to the participant’s contributions and the vested portion of the Company’s matching and discretionary contributions, together with any aggregate earnings on those amounts. If a participant is terminated for cause (defined below), the participant forfeits all rights to both vested and unvested contributions of the Company and is entitled to receive a benefit equal to the participant’s contributions, together with any aggregate earnings on the participant contributions, payable in a single lump sum. For our named executive officers, all payments would be deferred for a six-month period under Section 409A of the Code.
The Company’s matching contributions under the Officers’ Plan vest only after a participant has completed at least five years of participation in the plan. The Company will determine separately the vesting of the Company’s discretionary contributions, if any. After five years of participation, all past and future Company contributions are fully vested. As of February 1, 2019, Messrs. Stack and Belitsky and Ms. Hobart were fully vested in the Company’s contributions, while Mr. Gaffney and Ms. Tyson were not.
"Retirement" is defined in the Officers’ Plan as termination of employment, other than a termination for cause, on or after the date on which the participant has both attained age 55 and completed at least five years of participation in the Officers’ Plan, and "early retirement" is termination of employment, other than for cause, on or after the date on which the participant has completed at least five years of participation. "Termination for cause" is defined in the Officers’ Plan as termination of employment by reason of: (i) a substantial intentional failure to perform duties as an employee or to comply with any material provision of his or her employment agreement with the Company, where such failure is not cured within 30 days after receiving written notice from the Company specifying in reasonable detail the nature of the failure; (ii) a breach of fiduciary duty to the Company by reason of receipt of personal profits; (iii) conviction of a felony; or (iv) any other willful and gross misconduct committed by the participant. A "change-in-control" is defined in the Officers’ Plan as any of: (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation; (iii) approval by the stockholders of the Company of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company; (iv) approval by the stockholders of the Company of any merger or consolidation of the Company in which the holders of voting stock of the Company immediately before the merger or consolidation will not own 50% or more of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation; or (v) a change of 50% (rounded to the next whole person) in the membership of the Company’s Board within a twelve-month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of two-thirds (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the twelve-month period. Notwithstanding the foregoing, no event shall constitute a "change-in-control" for purposes of acceleration of distributions on termination of the Officers’ Plan if it is not a "change in the ownership or effective control of the corporation," or "in the ownership of a substantial portion of the assets of the corporation," "corporate dissolution," or "with approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A)" within the meaning of Section 409A of the Code.

Insurance Benefits — The Company currently pays the premiums for two life insurance policies covering our Chairman and Chief Executive Officer. The beneficiaries under the policies are chosen by Mr. Stack. Prior to his death, Mr. Stack may receive the cash surrender value of the policy. For detail regarding the premiums paid by the Company for fiscal 2018, see footnote 8 of the "Summary Compensation Table" on page 39 of this proxy statement.

46 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Compensation Tables (continued)

The following table shows the estimated benefits payable to each named executive officer in the event of his or her termination of employment under various scenarios or upon a change-in-control of our Company, assuming such event took place on February 1, 2019

	Voluntary Resignation or Termination without Cause		Involuntary Not For Cause Termination		Death		Disability		Retirement(1)		Change-in-Control
Edward W. Stack (2)
Officers’ Plan(4)	$4,441,116	(4a)	$4,441,116	(4a)	$4,441,116	(4b)	$4,441,116	(4b)	$4,441,116	(4c)	$4,441,116	(4d)
Stock Options(5)	—		—		—		—		—		—
Restricted Stock(6)	—		—		$11,797,937		$11,797,937		—		—
Insurance Benefits(7)	—		—		$6,413,407		—		—		—
2017 LTIP(8)	—		—		$310,034	(8a)	$310,034	(8a)	$189,459	(8b)	$310,034	(8c)
Lee J. Belitsky
Non-Competition Agreement(3)	—		$270,375		—		—		—		—
Officers’ Plan(4)	$2,642,369	(4a)	$2,642,369	(4a)	$2,642,369	(4b)	$2,642,369	(4b)	$2,642,369	(4c)	$2,642,369	(4d)
Stock Options(5)	—		—		—		—		—		—
Restricted Stock(6)	—		—		$1,567,637		$1,567,637		—		—
2017 LTIP(8)	—		—		$310,034	(8a)	$310,034	(8a)	$189,459	(8b)	$310,034	(8c)
Lauren R. Hobart
Non-Competition Agreement(3)	—		$100,962		—		—		—		—
Officers’ Plan(4)	$876,713	(4a)	$876,713	(4a)	$876,713	(4b)	$876,713	(4b)	$876,713	(4c)	$876,713	(4d)
Stock Options(5)	—		—		—		—		—		—
Restricted Stock(6)	—		—		$2,026,088		$2,026,088		—		—
2017 LTIP(8)	—		—		$310,034	(8a)	$310,034	(8a)	—		$310,034	(8c)
Paul J. Gaffney
Non-Competition Agreement(3)	—		$51,923		—		—		—		—
Officers’ Plan(4)	$39,884	(4a)	$39,884	(4a)	$47,083	(4b)	$47,083	(4b)	$39,884	(4c)	$47,083	(4d)
Stock Options(5)	—		—		—		—		—		—
Restricted Stock(6)	—		—		$1,756,592		$1,756,592		—		—
2017 LTIP(8)	—		—		$179,203	(8a)	$179,203	(8a)	—		$179,203	(8c)
Holly R. Tyson
Non-Competition Agreement(3)	—		$35,654		—		—		—		—
Officers’ Plan(4)	$118,236	(4a)	$118,236	(4a)	$140,186	(4b)	$140,186	(4b)	$118,236	(4c)	$140,186	(4d)
Stock Options(5)	—		—		—		—		—		—
Restricted Stock(6)	—		—		$809,585		$809,585		—		—
2017 LTIP(8)	—		—		$124,021	(8a)	$124,021	(8a)	—		$124,021	(8c)

(1)
Retirement is defined as termination (other than for cause) after reaching age 55 and completing at least five (5) years of participation; early retirement has the same definition other than the requirement to be 55.

(2)	There is no agreement in place to provide any payments upon termination.

(3)	Payment amounts equal the greater of four (4) weeks of pay or one (1) week of pay for every year of employment at the named executive officer’s base salary in effect immediately prior to termination.

(4)
Represents the participant’s contributions and the Company’s contributions (vested and/or unvested), as described in the applicable footnote. As of February 1, 2019, all Company contributions were vested for each of our named executive officers, other than Mr. Gaffney and Ms. Tyson. For additional information regarding the Officers’ Plan, see the "Nonqualified Deferred Compensation Table" and accompanying narrative beginning on page 43 of this proxy statement.

(4a)
Represents participant contributions and vested Company contributions (if any). Participant contributions are paid at the next scheduled settlement date after the termination and vested Company contributions are paid on the settlement date following the date the participants reach the age of 55.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 47

Compensation Tables (continued)

(4b)
Represents participant contributions and vested and unvested Company contributions. Participant contributions and Company contributions are paid in single lump sum, unless the participant elected scheduled distributions had commenced at the time of the event. If scheduled distributions had commenced at the time of the event, contributions will be paid in accordance with the distribution schedule.

(4c)
Represents participant contributions and vested Company contributions (if any). Participant contributions and Company contributions are paid in single lump sum, unless the participant elects scheduled distributions.

(4d)
Represents participant contributions and vested and unvested Company contributions. Participant contributions and Company contributions are paid in single lump sum on the last day of the 15th month after the month in which the event took place unless the participant elected otherwise.

(5)
Upon termination of employment for any reason, unvested stock options are forfeited. Any vested portion will remain exercisable following termination for a period of 90 days other than in connection with death or disability, in which case vested stock options will remain exercisable for 12 months following termination, subject in each case to earlier termination due to expiration of the award. In the event of a change-in-control, the Board may authorize all outstanding stock options or awards to be assumed or an equivalent stock option or right to be substituted by the successor corporation. In the event that the successor corporation does not agree to assume the stock options or other awards, or to substitute an equivalent stock option or right, unexercisable stock options or other awards shall be accelerated and become exercisable.

(6)
Represents the value of unvested time-based restricted stock and accumulated dividends, that would immediately vest upon termination of employment due to death or a total and permanent disability. Upon termination for any other reason, unvested restricted stock would be forfeited. In the event of a change-in-control, the Board may authorize all outstanding awards to be assigned to the successor corporation. In the event that the successor corporation does not agree to assume the awards, or to substitute an equivalent right, restricted stock awards shall vest.

(7)
Our Chairman and Chief Executive Officer is covered by two life insurance policies paid for by the Company, the beneficiaries of which are chosen by Mr. Stack (prior to his death the executive may receive the cash surrender value of the policy). If our Chairman and Chief Executive Officer had died on February 2, 2019, the beneficiaries under said policies would have received $2,413,407 under the first policy, and $4,000,000 under the second policy.

(8)
Represents the value of unvested performance-based restricted stock and accumulated dividends that would become owed to the participant under a particular scenario. This calculation assumes that 33.2% of the target shares were earned based on the actual attainment 2017 LTIP performance criteria as certified by the Compensation Committee.

(8a)
Represents the value of unvested performance-based restricted stock and accumulated dividends that would be owed to the participant upon their death or permanent disability and that would vest at the end of the 2017 LTIP performance period (i.e., April 3, 2020).

(8b)
Represents the value unvested performance-based restricted stock and accumulated dividends that would be owed to the participant upon their retirement (voluntary termination by participant on or after attainment of age 55 with a minimum of fifteen years of service) and that would vest on a pro-rated basis at the end of the 2017 LTIP performance period (i.e., April 3, 2020).

(8c)	Represents the value of unvested performance-based restricted stock and accumulated dividends that would vest within 30 days of the event.

48 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Item 3—Non-Binding Advisory Vote to Approve Compensation of Named Executive Officers

As we have done each year since our 2011 Annual Meeting of Stockholders, and as required by Section 14A of the Exchange Act, we provide our stockholders with the opportunity to vote to approve, on a non-binding and advisory basis, the compensation of our named executive officers. In 2017, the Board determined, consistent with the vote of the Company's stockholders at our 2017 Annual Meeting of Stockholders, that the Company will continue to conduct this vote on an annual basis. Since the vote on this compensation program is advisory in nature, it will not affect any compensation already awarded to any named executive officer and will not be binding on or overrule any decisions made by the Compensation Committee or the Board. The vote on this resolution is not intended to address any specific element of compensation. Rather, this vote relates to the compensation of our named executive officers as a whole, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
The Compensation Committee reviews named executive officer compensation, as discussed in this proxy statement. As discussed under the heading "Compensation Discussion and Analysis," beginning on page 23 of this proxy statement, our compensation program is designed to align executive pay with Company performance, and we seek to closely align the interests of our named executive officers with the interests of our stockholders.
The Compensation Committee and the Board will consider the results of this advisory vote when formulating future executive compensation policy. Your vote will serve as an additional tool to guide the Compensation Committee and the Board in continuing to align the Company’s executive compensation program with the interests of the Company and its stockholders. Your vote will also guide the Compensation Committee and the Board to ensure that our executive compensation program is consistent with our commitment to high standards of corporate governance.
We ask our stockholders to vote on the following resolution at the 2019 Annual Meeting:
"RESOLVED, that the Company’s stockholders approve on an advisory basis the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosure."

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 49

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer. The pay ratio included below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. SEC regulations permit companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices and other factors unique to their workforce and business operations when calculating their pay ratio. Consequently, the pay ratio reported by other companies, including those companies in our Retail Peer Group, may not be comparable to the pay ratio reported below. For 2018:

•	the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included in this Proxy Statement, was $9,083,405; and

•
the median of the annual total compensation of all employees of our Company (other than our Chief Executive Officer) was $10,091 and the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 900 to 1.

•
the median of the annual total compensation of all full-time employees of our Company (other than our Chief Executive Officer) was $36,288 and the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all full-time employees was 250 to 1.

We took the following steps to identify the ratio of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all the Company’s employees and all full-time employees:

•	With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table included in this proxy statement.

•
We determined our employee population as of the end of our fiscal year, February 2, 2019. On that date, our employee population consisted of 40,647 individuals after taking into consideration the adjustments permitted under applicable SEC regulations and guidance. We changed the determination date from November 6th to the end of our fiscal year to better represent our employee population over the course of the full year, due to the increase in employment of seasonal workers in October and early November of 2018 to work during the holidays.

•
Without adjustments, our total employee population consisted of 40,713 individuals, of which 40,647 were based in the United States and 66 were based in Hong Kong. We excluded the 66 associates based in Hong Kong pursuant to the de minimis exemption under SEC regulations. Our adjusted employee population consists of 15,119 full-time, 24,204 part-time, and 1,324 temporary employees. The totals do not include individuals that we classify as independent contractors for tax purposes.

•
To identify the median employee from our employee population, we reviewed the wages of our employees as reflected in our payroll records as Medicare wages and tips reported to the Internal Revenue Service for the 2018 fiscal year. We changed the measurement period to fiscal year rather than calendar year to align with the determination date described above and to provide a more direct comparison to the compensation of our Chief Executive Officer, which is reported in the Summary Compensation Table in this proxy statement on a fiscal year basis.

•
Our median employee is a part-time Customer Service Specialist who worked for the Company for 52 weeks during fiscal year 2018 and averaged 18 hours per week. Our median full-time employee is an Apparel Sales Lead who was hired in 2014 and averaged 38 hours per week in fiscal year 2018.

•
Once we identified our median employee and median full-time employee, we combined all of the elements of such employees’ compensation for fiscal year 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $10,091 for our median employee and $36,288 for our median full-time employee.

50 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders

Additional Information

Other Matters. As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2019 Annual Meeting other than the items referred to herein. If any other matter is properly brought before the 2019 Annual Meeting for action by our stockholders, proxies properly provided to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
"Householding" of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify either (i) your broker if your shares are held in a brokerage account or (ii) us if you hold registered shares. We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered. You can notify us by sending a written request to the attention of Investor Relations, Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108 or calling us at (724) 273-3400 if you would like to receive separate copies of mailed materials relating to future meetings, or you are sharing an address and wish to request delivery of a single copy of mailed materials if you currently receive multiple copies.
Advance Notice Procedures. Under our bylaws, no business may be presented by any stockholder before an Annual Meeting unless it is properly presented before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to our Corporate Secretary, Legal Department, Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108, containing certain information specified in our bylaws about the stockholder and the proposed action, at least 150 days prior to the anniversary date of the preceding year’s Annual Meeting — that is, with respect to the 2020 Annual Meeting, by January 13, 2020. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement, as discussed below.
Stockholder Proposals for Inclusion in the Company’s Proxy Materials Relating to the 2020 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the Company’s proxy materials for the Annual Meeting of Stockholders in 2020 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, such proposals must be received by the Company not less than 120 calendar days before the anniversary date of the Company’s delivery of its proxy statement materials to stockholders in connection with the previous year’s Annual Meeting. Therefore, for the 2020 Annual Meeting, such proposals must be received by the Company no later than January 2, 2020. Proposals should be sent to the attention of the Corporate Secretary, Legal Department, Dick’s Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108.
Proxy Solicitation and Costs. The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. We have not retained an outside firm to aid in the solicitation. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2019 Annual Meeting of Stockholders 51

Appendix A

Non-GAAP Financial Measures

In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include consolidated non-GAAP net income, non-GAAP earnings per diluted share, Adjusted EBT, and fiscal 2017 net sales adjusted for the 53rd week, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance, and management’s annual incentive compensation is derived, in part, on Adjusted EBT. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below.

	Fiscal 2017 53 Weeks Ended February 3, 2018
	Cost of goods sold	Selling, general and administrative expenses	Pre-opening expenses	Other income	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$6,101,412	$1,982,363	$29,123	$(31,810)	$501,337	$323,445	$3.01
% of Net Sales	71.03%	23.08%	0.34%	(0.37)%	5.84%	3.77%
Corporate restructuring charge	—	(7,077)	—	—	7,077	4,388
TSA conversion costs	—	—	(3,474)	—	3,474	2,154
Contract termination payment	—	—	—	12,000	(12,000)	(12,000)
Sales tax refund	—	—	—	8,104	(8,104)	(5,024)
Loyalty program enhancement costs	(11,478)	—	—	—	11,478	7,231
Litigation contingency	—	(6,592)	—	—	6,592	4,153
Tax Act impact	—	—	—	—	—	(24)
Non-GAAP Basis	$6,089,934	$1,968,694	$25,649	$(11,706)	$509,854	$324,323	$3.01
% of Net Sales	70.89%	22.92%	0.30%	(0.14)%	5.94%	3.78%

During the first quarter of 2017, the Company recorded pre-tax conversion costs of $3.5 million to convert former TSA stores to Dick's Sporting Goods stores. During the second quarter of 2017, the Company recorded pre-tax charges of $7.1 million for severance, other employee-related costs and asset write-downs related to a corporate restructuring. The Company also recorded $12.0 million of pre-tax income for the receipt of a contract termination payment, for which there was no related tax expense as the Company utilized net capital loss carryforwards that were previously subject to a valuation allowance. During the third quarter of 2017, the Company received $8.1 million of pre-tax income for a multi-year sales tax refund. During the fourth quarter of 2017, the Company incurred $11.5 million for pre-tax transition costs to enhance the Company's Scorecard loyalty program, and $6.6 million in pre-tax charges related to a litigation contingency. The provision for income taxes for the aforementioned adjustments were calculated at the Company's approximated blended tax rate, unless otherwise noted.

A-1 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2018 Annual Meeting of Stockholders

Appendix A (continued)

	Fiscal 2016 52 Weeks Ended January 28, 2017
	Cost of goods sold	Selling, general and administrative expenses	Pre-opening expenses	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$5,556,198	$1,875,643	$40,286	$458,422	$287,396	$2.56
% of Net sales	70.14%	23.68%	0.51%	5.79%	3.63%
Inventory write-down	(46,379)	—	—	46,379	28,755
Non-cash impairment and store closing charge	—	(32,821)	—	32,821	20,349
Non-operating asset impairment	—	(7,707)	—	7,707	4,778
TSA and Golfsmith conversion costs	—	(8,545)	(5,102)	13,647	8,461
Non-GAAP Basis	$5,509,819	$1,826,570	$35,184	$558,976	$349,739	$3.12
% of Net sales	69.55%	23.06%	0.44%	7.06%	4.41%
During the third quarter of 2016, the Company recorded pre-tax conversion costs of $7.6 million to convert former TSA stores to Dick's Sporting Goods stores. During the fourth quarter of 2016, the Company recorded a pre-tax inventory write-down of $46.4 million in connection with the Company's implementation of its new merchandising strategy, a pre-tax non-cash impairment charge of $32.9 million for store assets and store closing charges primarily for ten Golf Galaxy stores in overlapping trade areas with acquired Golfsmith stores, a pre-tax non-cash impairment charge of $7.7 million to reduce the carrying value of a corporate aircraft held for sale to its fair market value, and pre-tax conversion costs of $6.0 million to convert former TSA and Golfsmith stores to Dick's Sporting Goods and Golf Galaxy stores. The provision for income taxes for the aforementioned adjustments were calculated at 38%, which approximated the Company's blended tax rate.

	Fiscal 2015 52 Weeks Ended January 30, 2016
	Selling, general and administrative expenses	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$1,613,075	$530,875	$330,391	$2.83
% of Net sales	22.19%	7.30%	4.54%
Litigation settlement charge	(7,884)	7,884	4,730
Non-GAAP Basis	$1,605,191	$538,759	$335,121	$2.87
% of Net sales	22.08%	7.41%	4.61%
During the third quarter of 2015, the Company recorded a pre-tax litigation settlement charge of $7.9 million. The provision for income taxes was calculated at 40%, which approximated the Company's blended tax rate.

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2018 Annual Meeting of Stockholders A-2

Appendix A (continued)

	Fiscal 2014 52 Weeks Ended January 31, 2015
	Cost of goods sold	Selling, general and administrative expenses	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$4,727,813	$1,502,089	$556,014	$344,198	$2.84
% of Net sales	69.38%	22.04%	8.16%	5.05%
Golf restructuring charges	(2,405)	(17,960)	20,365	12,219
Gain on sale of asset	—	14,428	(14,428)	(8,657)
Non-GAAP Basis	$4,725,408	$1,498,557	$561,951	$347,760	$2.87
% of Net sales	69.34%	21.99%	8.25%	5.10%
During the first quarter of 2014, the Company recorded a pre-tax $14.4 million gain on sale of a corporate aircraft. During the second quarter of 2014, the Company recorded pre-tax restructuring charges of $20.4 million including a $14.3 million non-cash impairment of trademarks and store assets, severance charges of $3.7 million resulting from the elimination of specific staff in the golf area of its Dick's stores and consolidation of Dick's golf and Golf Galaxy corporate and administrative functions, and a $2.4 million write-down of excess golf inventories. The provision for income taxes for the aforementioned adjustments were calculated at 40%, which approximated the Company's blended tax rate.

	Fiscal 2013 52 Weeks Ended February 1, 2014
	Selling, general and administrative expenses	Other income	Income before income taxes	Net income	Earnings per diluted share
GAAP Basis	$1,386,315	$(12,224)	$546,107	$337,598	$2.69
% of Net sales	22.31%	(0.20)%	8.79%	5.43%
Non-operating asset impairment	(7,881)	—	7,881	4,729
Recovery of previously impaired asset	—	4,342	(4,342)	(4,342)
Non-GAAP Basis	$1,378,434	$(7,882)	$549,646	$337,985	$2.69
% of Net sales	22.19%	(0.13)%	8.85%	5.44%
During the first quarter of 2013, the Company determined that it would recover $4.3 million of its investment in JJB Sports, which it had previously fully impaired. There was no related tax expense as the Company reversed a portion of the deferred tax valuation allowance it had previously recorded for net capital loss carryforwards it did not expect to realize at the time its investment in JJB Sports was fully impaired. During the second quarter of 2013, the Company recorded a pre-tax $7.9 million non-cash impairment charge to reduce the carrying value of a corporate aircraft held for sale to its fair market value. The provision for income taxes was calculated at 40%, which approximated the Company's blended tax rate.

A-3 Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2018 Annual Meeting of Stockholders

Appendix A (continued)

	Fiscal 2013	Fiscal 2014	Fiscal 2015	Fiscal 2016	Fiscal 2017	Fiscal 2018
Income before income taxes ("EBT")	$546,107	$556,014	$530,875	$458,422	$501,337	$431,920
EBT year-over-year growth	11.5%	1.8%	(4.5)%	(13.6)%	9.4%	(13.8)%
Litigation settlement, net	—	—	7,884	—	—	(864)
Non-operating asset impairment	7,881	—	—	7,707	—	—
Recovery of previously impaired asset	(4,342)	—	—	—	—	—
Golf restructuring charges	—	20,365	—	—	—	—
Gain on sale of asset	—	(14,428)	—	—	—	—
Inventory write-down	—	—	—	46,379	—	—
Non-cash impairment and store closing charge	—	—	—	32,821	—	6,526
Corporate restructuring charge	—	—	—	—	7,077	—
Store conversion costs	—	—	—	17,095	3,474	—
Contract termination payment	—	—	—	—	(12,000)	—
Sales tax refund	—	—	—	—	(8,104)	—
Loyalty program enhancement costs	—	—	—	—	11,478	—
Litigation contingency	—	—	—	—	6,592	—
LTIP reversal	—	—	—	—	—	(2,925)
Adjusted EBT	$549,646	$561,951	$538,759	$562,424	$509,854	$434,657
Adjusted EBT year-over-year growth		2.2%	(4.1)%	4.4%	(9.3)%	(14.7)%
The Company determined payout under the 2018 STIP and the 2017 LTIP based on an EBT of $434.6M and $435M, respectively.

Fiscal 2017 Net Sales Adjusted for the 53rd Week

Net sales adjusted for the extra week during the 53 weeks ended February 3, 2018 is presented below to illustrate the impact of the extra week on reported net sales in comparison to reported results for the 52 weeks ended January 28, 2017.

Year Ended February 3, 2018
53 Weeks Ended
(dollars in thousands)
Net sales	$8,590,472
Less: 53rd week net sales	(105,425)
Adjusted net sales	$8,485,047

Dick's Sporting Goods, Inc. Proxy Statement and Notice of 2018 Annual Meeting of Stockholders A-4

Dick’s Sporting Goods, Inc.
345 Court Street
Coraopolis, PA 15108

EVERY SEASON STARTS AT DICK'S SPORTING GOODS

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DICK'S SPORTING GOODS, INC.

The Board of Directors recommends you vote FOR the following Class B Directors:

Nominees:	For	Withhold
1a. Mark J. Barrenechea	☐	☐
1b. Emanuel Chirico	☐	☐
1c. Allen R. Weiss	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal 2019; and	☐	☐	☐
3. Non-binding advisory vote to approve compensation of named executive officers, as disclosed in the Company's 2019 proxy statement.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to act on such other business as may properly come before the meeting or any postponement or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

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E71865-P19169

EVERY SEASON STARTS AT DICK'S SPORTING GOODS.

DICK'S SPORTING GOODS, INC.
Annual Meeting of Stockholders
June 12, 2019 7:30 AM, Eastern Time
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Lee J. Belitsky and John E. Hayes, III, or either of them, to act as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of DICK'S SPORTING GOODS, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 AM, Eastern Time on June 12, 2019, at the Hyatt Regency, 1111 Airport Boulevard, Pittsburgh, PA 15231, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated herein.

Continued and to be signed on reverse side